EXECUTION COPY

                          AGREEMENT AND PLAN OF MERGER


                                  By and Among


                          CITIZENS BANK OF PENNSYLVANIA


                         CITIZENS FINANCIAL GROUP, INC.


                                       and


                           THISTLE GROUP HOLDINGS, CO.


                         Dated as of September 22, 2003

                                TABLE OF CONTENTS


ARTICLE I -  THE MERGER...........................................................................................1
         1.1      The Merger......................................................................................1
         1.2      Effective Time..................................................................................1
         1.3      Effects of the Merger...........................................................................2
         1.4      Conversion of Seller Common Stock...............................................................2
         1.5      Merger Sub Common Stock.........................................................................3
         1.6      Employee Stock Options; Restricted Stock........................................................3
         1.7      Articles of Incorporation.......................................................................3
         1.8      By-Laws.........................................................................................4
         1.9      Directors and Officers..........................................................................4

ARTICLE II -  EXCHANGE OF SHARES..................................................................................4
         2.1      Buyer to Deposit Aggregate Merger Consideration.................................................4
         2.2      Exchange of Shares..............................................................................4

ARTICLE III -  REPRESENTATIONS AND WARRANTIES OF THE BUYER........................................................6
         3.1      Corporate Organization..........................................................................6
         3.2      Authority; No Violation.........................................................................6
         3.3      Consents and Approvals..........................................................................7
         3.4      Financial Statements............................................................................7
         3.5      Broker's Fees...................................................................................7
         3.6      Legal Proceedings...............................................................................7
         3.7      Capital; Availability of Funds..................................................................8
         3.8      Buyer Information...............................................................................8

ARTICLE IV -  REPRESENTATIONS AND WARRANTIES OF THE SELLER........................................................8
         4.1      Corporate Organization..........................................................................8
         4.2      Capitalization..................................................................................9
         4.3      Authority; No Violation........................................................................12
         4.4      Consents and Approvals.........................................................................13
         4.5      Financial Statements...........................................................................13
         4.6      Broker's Fees..................................................................................14
         4.7      Absence of Certain Changes or Events...........................................................14
         4.8      Legal Proceedings..............................................................................15
         4.9      Reports........................................................................................15
         4.10     Agreements with Banking Authorities............................................................16
         4.11     Absence of Undisclosed Liabilities.............................................................17
         4.12     Compliance with Applicable Law.................................................................17
         4.13     Taxes and Tax Returns..........................................................................17
         4.14     Labor..........................................................................................19

                                      (i)

         4.15     Employees......................................................................................19
         4.16     Capitalization.................................................................................20
         4.17     CRA, Anti-Money Laundering and Customer Information Security...................................20
         4.18     Material Agreements............................................................................21
         4.19     Property and Leases............................................................................23
         4.20     Loan Portfolio.................................................................................24
         4.21     Investment Securities..........................................................................24
         4.22     Derivative Transactions........................................................................25
         4.23     Insurance......................................................................................25
         4.24     Environmental Matters..........................................................................25
         4.25     Recent Acquisitions............................................................................26
         4.26     State Takeover Laws; Shareholder Rights Agreement..............................................26
         4.27     Proxy Statement; Seller Information............................................................27
         4.28     Deposit/Loan Agreements........................................................................27
         4.29     Broker/Dealer Status...........................................................................27
         4.30     Investment Management and Related Activities...................................................28
         4.31     Intellectual Property..........................................................................28
         4.32     Disclosure.....................................................................................28

ARTICLE V -  COVENANTS RELATING TO CONDUCT OF BUSINESS...........................................................28
         5.1      Conduct of Businesses Prior to the Effective Time..............................................28
         5.2      Seller Forbearances............................................................................28
         5.3      Buyer Forbearances.............................................................................32
         5.4      System Conversions; Timing.....................................................................33
         5.5      Certain Changes and Adjustments................................................................33
         5.6      Branches.......................................................................................34
         5.7      Purchaser Products and Services................................................................34
         5.8      ALCO Management................................................................................34
         5.9      Deposit Incentive Plan.........................................................................34
         5.10     Communications and Notices.....................................................................34

ARTICLE VI -  ADDITIONAL AGREEMENTS..............................................................................35
         6.1      Regulatory Matters; Consents...................................................................35
         6.2      No Solicitation................................................................................37
         6.3      Access to Information..........................................................................39
         6.4      Legal Conditions to Merger.....................................................................40
         6.5      Employment and Benefit Matters.................................................................40
         6.6      Directors' and Officers' Indemnification and Insurance.........................................42
         6.7      Additional Agreements..........................................................................44
         6.8      Advice of Changes..............................................................................44
         6.9      Update of Disclosure Schedules.................................................................44
         6.10     Current Information............................................................................45
         6.11     Transition Committee...........................................................................45
         6.12     Bank Merger....................................................................................46

                                      (ii)

         6.13     Organization of the Merger Sub.................................................................46
         6.14     Community Commitments..........................................................................47
         6.15     Citizens Financial Group, Inc..................................................................47
         6.16     Section 16 Matters.............................................................................47
         6.17     Loan Loss Reserves.............................................................................47
         6.18     Consolidation of Corporate Structure...........................................................47

ARTICLE VII -  CONDITIONS PRECEDENT..............................................................................48
         7.1      Conditions to Each Party's Obligations To Effect the Merger....................................48
         7.2      Conditions to the Obligations of the Buyer.....................................................48
         7.3      Conditions to the Obligations of the Seller....................................................49

ARTICLE VIII -  TERMINATION, AMENDMENT AND WAIVER................................................................49
         8.1      Termination....................................................................................49
         8.2      Effect of Termination..........................................................................49
         8.3      Amendment......................................................................................52
         8.4      Extension; Waiver..............................................................................52

ARTICLE IX -  MISCELLANEOUS......................................................................................52
         9.1      Closing........................................................................................52
         9.2      Nonsurvival of Representations, Warranties and Agreements......................................52
         9.3      Expenses.......................................................................................52
         9.4      Notices........................................................................................53
         9.5      Interpretation.................................................................................54
         9.6      Counterparts...................................................................................54
         9.7      Entire Agreement...............................................................................55
         9.8      Governing Law..................................................................................55
         9.9      Severability...................................................................................55
         9.10     Publicity......................................................................................55
         9.11     Assignment; Reliance of Other Parties..........................................................55
         9.12     Specific Performance...........................................................................55
         9.13     Alternative Structure..........................................................................55
         9.14     Business Day...................................................................................56
         9.15     Definitions....................................................................................56

                                     (iii)

                          AGREEMENT AND PLAN OF MERGER


         AGREEMENT AND PLAN OF MERGER (the  "Agreement"),  dated as of September
                                             ---------
22, 2003, by and among, CITIZENS BANK OF PENNSYLVANIA, a Pennsylvania chartered savings bank (the "Buyer"), THISTLE GROUP HOLDINGS, CO., a unitary thrift
                     -----
holding company incorporated in the Commonwealth of Pennsylvania (the "Seller"),
                                                                       ------
and for the purpose of Article III and Section 6.15, CITIZENS FINANCIAL GROUP, INC., a Delaware corporation and the parent company of the Buyer (the "Parent").
                                                                       ------
The capitalized terms used in this Agreement are defined in Section 9.15 hereof.

         WHEREAS, the Board of Trustees of the Buyer and the Board of Directors of the Seller have determined that it is in the best interests of their respective stockholders and other constituencies, as well as the communities they serve, to consummate, and have approved, the business combination transactions provided for herein, in which, subject to the terms and conditions set forth herein, a subsidiary of the Buyer will merge with and into the Seller;

         WHEREAS, following the execution and delivery of this Agreement, the Buyer shall take such action as is appropriate to form a subsidiary to be organized as a corporation (the "Merger Sub") under the PBCL, and to cause the Merger Sub to become a party to this Agreement, pursuant to which the Merger Sub
----------
shall merge (the "Merger") with and into the Seller,  upon the terms and subject
                  ------
to the conditions set forth herein (the Seller and the Merger Sub being the constituent corporations of the Merger); and

         WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and to prescribe certain conditions to the Merger;

         NOW,   THEREFORE,   in   consideration   of   the   mutual   covenants,
representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

                             ARTICLE I - THE MERGER

         1.1 The Merger.  Subject to the terms and conditions of this Agreement,
             ----------
in accordance with the PBCL, at the Effective Time, the Merger Sub shall merge with and into the Seller. The Seller shall be the surviving corporation (hereinafter sometimes called the "Surviving Corporation") in the Merger, and
                                    ----------------------
shall continue its corporate existence under the laws of the Commonwealth of Pennsylvania as a subsidiary of the Buyer. Upon consummation of the Merger, the separate corporate existence of the Merger Sub shall terminate.

         1.2 Effective Time. The Merger shall become  effective when Articles of
             --------------
Merger (the  "Articles of  Merger"),  executed in  accordance  with the relevant
              -------------------
provisions of the PBCL, are filed
with the Pennsylvania Department; provided, however, that upon the mutual written consent of each of the Buyer and the Seller, the Articles of Merger may provide for a later time or date of effectiveness of the Merger not more than thirty (30) days after the date the Articles of Merger are filed with the Pennsylvania Department. When used in this Agreement, the term "Effective Time" shall mean the date and time at which the Articles of Merger are filed with the Pennsylvania Department or such later date and time established in the Articles of Merger. The filing of the Articles of Merger with the Pennsylvania Department shall be made on the Closing Date.

         1.3 Effects of the Merger.  At and after the Effective Time, the Merger
             ---------------------
shall have the effects set forth in Section 1929 of the PBCL.

         1.4 Conversion of Seller Common Stock. At the Effective Time, by virtue
             ---------------------------------
of the Merger and without any action on the part of the Merger Sub, the Seller, or the holder of any of the shares of the Seller Common Stock:

                (a) Each share of the common stock, par value $0.10 per share, of the Seller ("Seller Common Stock") issued and outstanding immediately prior
                -------------------
to the Effective Time  (collectively,  "Shares")  (other than Shares held (i) in
                                        ------
the Seller's treasury or (ii) directly or indirectly by the Buyer or the Seller or any of their respective subsidiaries (except for Trust Account Shares or DPC Shares)) shall become and be converted automatically into the right to receive in cash from the Buyer an amount equal to $26.00 (the "Merger Consideration").
                                                       --------------------
                (b) All of the Shares converted into the Merger Consideration pursuant to this Article I shall no longer be outstanding and shall automatically be canceled and shall cease to exist as of the Effective Time, and each certificate (each, a "Certificate") previously representing any such Shares
                           -----------
shall thereafter represent only the right to receive the Merger Consideration. Certificates previously representing Shares shall be exchanged for the Merger Consideration upon the surrender of such Certificates in accordance with Section
2.2 hereof, without any interest thereon.

                (c) At the Effective Time, all Shares that are owned by the Seller as treasury stock, all Shares that are held in trust under the Seller Restricted Stock Plan that have not been allocated to an individual participant prior to the Effective Time, and all Shares that are owned directly or indirectly by the Buyer or the Seller or any of their respective subsidiaries (other than Shares held directly or indirectly in trust accounts, managed accounts and the like or otherwise held in a fiduciary capacity that are beneficially owned by third parties (any such Shares, whether held directly or indirectly by the Buyer or the Seller, as the case may be, being referred to herein as "Trust Account Shares") and other than any Shares held by the Buyer or
           --------------------
the Seller or any of their respective subsidiaries in respect of a debt previously contracted (any such Shares which are similarly held, whether held directly or indirectly by the Buyer or the Seller or any of their respective subsidiaries, being referred to herein as "DPC Shares")) shall be canceled and
                                            ----------
shall cease to exist and no consideration shall be delivered in exchange therefor.

         1.5 Merger Sub Common  Stock.  At and after the  Effective  Time,  each
             ------------------------
share of common stock, par value $0.01 per share, of the Merger Sub issued and outstanding immediately prior to the Effective Time shall become and be converted automatically into one share of common stock of the Surviving Corporation.

         1.6 Employee Stock Options; Restricted Stock.
             ----------------------------------------

                         (a) Prior to the Effective Time,  the Seller shall take
all such action as is necessary to terminate as of the Effective Time all outstanding stock options to purchase shares of Seller Common Stock (each a "Stock Option") including, without limitation, Stock Options issued pursuant to
 ------------
the 1992 Stock Option Plan of Roxborough Manayunk Bank, the 1994 Stock Option Plan of Roxborough Manayunk Bank, and the 1999 Stock Option Plan (collectively, the "Seller Stock Option Plans"). In connection therewith, each holder of a
     ---------------------------
Stock Option (whether or not such Stock Option is then vested or exercisable), shall be entitled to receive in cancellation of any Stock Option that is outstanding immediately prior to the Effective Time, a cash payment from the Seller at the Closing in an amount equal to the excess of the Merger Consideration over the per share exercise price of such Stock Option, multiplied by the number of shares of Seller Common Stock covered by such Stock Option, subject to any required withholding of taxes (such payment, the "Stock Option
                                                                    ------------
Cash  Settlement")  provided  that such Stock  Option Cash  Settlement  shall be
----------------
conditioned  on such option  holders  executing an  acknowledgement  (the "Stock
                                                                           -----
Option  Settlement  Acknowledgement")  that the  Stock  Option  Cash  Settlement
-----------------------------------
represents the full amount due for all Stock Options held by Seller. Seller shall have no obligation to ensure execution of the Stock Option Settlement acknowledgements, although Seller shall reasonably cooperate with Buyer to assist in obtaining such execution. The Seller Stock Option Plans and all Stock Options shall terminate upon the foregoing terms at the Effective Time. The Seller hereby represents and warrants to the Buyer that the maximum number of shares of Seller Common Stock subject to issuance pursuant to the exercise of Stock Options is not and shall not be at or prior to the Effective Time more than 694,235 shares.

                (b) Upon the Effective Time, each previously awarded but unvested restricted share of Seller Common Stock (collectively, the "Seller
                                                                          ------
Restricted  Shares")  granted  under  Seller's 1999  Restricted  Stock Plan (the
------------------
"Seller  Restricted Share Plan") which is outstanding  immediately  prior to the
 -----------------------------
Effective Time shall be deemed earned and non-forfeitable at such time under the Seller Restricted Share Plan. Upon the Effective Time, the Seller or Seller Bank shall cancel each such Seller Restricted Share in exchange for a cash payment (the "Restricted Stock Cash Payment") to the award recipient in respect of each
      ------------------------------
Seller Restricted Share equal to the Merger Consideration, less applicable tax withholding. Such cancellation and cash-out of such awards shall be conditioned on such award recipient executing an acknowledgment (the "Restricted Stock
                                                               -----------------
Settlement  Acknowledgement")  that the Restricted Stock Cash Payment represents
---------------------------
the full amount due for all shares of Restricted Stock held by such recipient. Seller shall have no obligation to ensure execution of the Restricted Stock Settlement Acknowledgement, although Seller shall reasonably cooperate with Buyer to assist in obtaining such execution.

         1.7 Articles of Incorporation. Subject to Section 6.6, unless otherwise
             -------------------------
determined by the Buyer, at the Effective Time, the Articles of Incorporation of the Seller, as in effect immediately prior to the Effective Time, shall be amended to a form mutually agreed upon by the parties, and as so amended, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided therein and in accordance with applicable law.

         1.8 By-Laws. Subject to Section 6.6, at the Effective Time, the By-Laws
             -------
of the Seller, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter amended in accordance with applicable law, the Articles of Incorporation of the Surviving Corporation and such By-Laws.

         1.9  Directors and  Officers.  The directors of Merger Sub  immediately
              -----------------------
prior to the  Effective  Time shall be the initial  directors  of the  Surviving
Corporation, each to hold office in accordance with the Articles of Incorporation and By-Laws of the Surviving Corporation, and the officers of the Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

                        ARTICLE II - EXCHANGE OF SHARES

         2.1 Buyer to Deposit Aggregate Merger Consideration. At or prior to the
             -----------------------------------------------
Effective Time, the Buyer shall pay, or shall cause to be paid, to a bank or trust company selected by the Buyer and reasonably acceptable to the Seller (the "Exchange Agent"), pursuant to an agreement in a form reasonably acceptable to
 --------------
the Seller, for the benefit of the holders of Certificates, for exchange in accordance with this Article II, such amount of cash as is sufficient to pay the aggregate Merger Consideration which holders of Shares are entitled to receive pursuant to Section 1.4 hereof.

         2.2 Exchange of Shares.
             ------------------

                (a) As soon as practicable  after the Effective Time, and in  no event later than three (3) business days thereafter, the Buyer shall cause the Exchange Agent to mail to each holder of record of a Certificate or Certificates a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent) and other appropriate materials required to complete the exchange of the Certificates for the Merger Consideration into which each Share represented by such Certificate or Certificates shall have been converted pursuant to this Agreement and instructions to effect such exchange. Upon proper surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with such letter of transmittal and related materials, in each case as duly executed and properly completed, the holder of such Certificate shall be entitled to receive in exchange for each Share represented thereby, the Merger Consideration, and the Certificate so surrendered shall forthwith be canceled. No interest shall accrue or be paid on the Merger Consideration payable upon the surrender of any Certificate for the benefit of the holder of such Certificate. If payment of the Merger Consideration is to be made to a person other than the person in whose name the surrendered Certificate is registered on the stock transfer books of the Seller, it shall be a condition of payment that the Certificate so surrendered shall be endorsed properly or otherwise be in proper form for transfer and that the person requesting such payment shall have paid all transfer and other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such taxes either have been paid or are not applicable.

                (b) At any time following the expiration of the sixth (6th) month after the Effective Time, the Buyer or the Surviving Corporation shall be entitled to require the Exchange Agent to deliver to it any funds which had been made available to the Exchange Agent and not disbursed to holders of Shares (including, without limitation, all interest and other income received by the Exchange Agent in respect of all funds made available to it), and thereafter such holders shall be entitled to look to the Buyer and the Surviving Corporation (subject to applicable abandoned property, escheat or similar laws) only as general creditors thereof with respect to any Merger Consideration payable upon due surrender of the Certificates held by them.

                (c) After the Effective Time, there shall be no transfers on the stock transfer books of the Seller of the Shares which were issued and outstanding immediately prior to the Effective Time. From and after the Effective Time, the holders of Shares shall cease to have any rights with respect to such Shares except as otherwise provided herein or by applicable law. If, after the Effective Time, Certificates representing such Shares are presented for transfer to the Exchange Agent, they shall be canceled and exchanged for the Merger Consideration as provided in this Article II.

                (d) Neither the Buyer nor the Seller nor any other Person shall be liable to any former holder of Shares for any shares or any dividends or distributions with respect thereto or any Merger Consideration delivered in respect of any such Shares properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

                (e) In the event any Certificate shall have been lost, stolen or destroyed, upon receipt of appropriate evidence as to such loss, theft or destruction and to the ownership of such Certificate by the Person claiming such Certificate to be lost, stolen or destroyed, and the receipt by the Buyer of appropriate and customary indemnification, the Buyer will issue in exchange for each Share represented by such lost, stolen or destroyed Certificate, the Merger Consideration, as determined in accordance with this Article II.

           ARTICLE III - REPRESENTATIONS AND WARRANTIES OF THE BUYER

         The Buyer hereby represents and warrants to the Seller as follows:

         3.1 Corporate Organization.
             -----------------------

               (a) The Buyer is a state chartered savings bank duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. The Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

               (b) Each of the Parent and the Buyer has all requisite corporate power and authority to own, lease or operate all of its properties and assets and to carry on its business as it is now being conducted. Each of the Parent and the Buyer is duly licensed or qualified to do business and is in corporate good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased or operated by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified and in good standing would not result in a Material Adverse Effect on the Parent or the Buyer.

         3.2 Authority; No Violation.
             -----------------------

               (a) Each of the Parent and the Buyer has all requisite corporate power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Transaction Documents to which the Buyer or the Parent, as applicable, is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the Board of Directors of each of the Buyer and the Parent, as applicable. No other corporate proceedings on the part of the Parent or the Buyer are necessary to consummate the Merger. This Agreement and the other Transaction Documents to which the Buyer or the Parent, as applicable, is a party have been duly and validly executed and delivered by each of the Parent and the Buyer, as applicable, and (assuming due authorization, execution and delivery by the Seller), constitute the valid and binding obligations of the Parent and the Buyer, as applicable, enforceable against each of them in accordance with their respective terms.

               (b) Neither the execution and delivery by the Buyer or the Parent of this Agreement or the other Transaction Documents to which the Buyer or the Parent, as applicable, is a party by the Parent and the Buyer, as applicable, nor the consummation by the Parent and the Buyer of the transactions contemplated hereby or thereby; nor compliance by the Parent and the Buyer with any of the terms or provisions hereof or thereof, will (i) assuming that the consents, waivers and approvals referred to in Section 3.3 hereof are duly obtained, violate in any respect any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Parent or the Buyer, or (ii) violate, conflict with, or result in a breach of, any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of the Parent or the Buyer under any of the terms, conditions or provisions of (y) the Articles of Organization or other charter document of like nature or By-Laws of the Parent or the Buyer, or (z) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Parent or the Buyer is a party as issuer, guarantor or obligor, or by which it or any of its properties or assets may be bound or affected, except, in the case of clause (ii)(z) above, for such violations, conflicts, breaches or defaults which either individually or in the aggregate will not have a Material Adverse Effect on the Parent or the Buyer.

         3.3 Consents and Approvals.  Except for consents, waivers, or approvals
             ----------------------
of, or filings or registrations with, or notifications to the OTS, the FDIC, the Federal Reserve Board, the Pennsylvania Commissioner, the MBBI, the MHPF, applicable state securities commissioners, the SEC, the Pennsylvania Department, the DOJ, the NASDAQ, The London Stock Exchange Limited and the Financial Services Authority, no consents, waivers or approvals of, or filings or registrations with, or notifications to, any public body or authority are necessary, and no consents or approvals of any third parties are necessary, in connection with the execution and delivery by the Parent and the Buyer of this Agreement and the consummation by the Parent and the Buyer of the Merger. Neither the Parent nor the Buyer has any knowledge of any fact or circumstance relating to the Buyer or its subsidiaries or other Affiliates that is reasonably likely to materially impede or delay receipt of any consents of Governmental Authorities.

         3.4 Financial  Statements.  The Buyer has made  available to the Seller
             ---------------------
copies of (i) the consolidated balance sheets of the Parent and its subsidiaries as of December 31, 2001 and December 31, 2002, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the fiscal years 2000 through 2002, inclusive, accompanied by the audit report of Deloitte & Touche LLP, independent public accountants for the Parent, and (ii) the results of operations of the Parent and its subsidiaries as of June 30, 2003. The December 31, 2002 consolidated balance sheet of the Parent and its subsidiaries (including the related notes, where applicable) and the other financial statements referred to herein (including the related notes, where applicable) fairly present the consolidated financial position and results of the consolidated operations and cash flows and changes in stockholders' equity of the Parent and its subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; and each of such statements (including the related notes, where applicable) has been prepared in accordance with GAAP, except as otherwise set forth in the notes thereto (subject, in the case of unaudited interim statements, to normal year-end adjustments).

         3.5  Broker's  Fees.  Neither  the  Buyer  nor  any  of  its  officers,
              --------------
directors, employees, Affiliates or agents has employed any broker, finder or financial advisor or incurred any liability for any fees or commissions in connection with any of the transactions contemplated by this Agreement, except for legal, accounting and other professional fees payable in connection with the Merger and the other transactions contemplated hereby. The Buyer will be responsible for the payment of all such fees.

         3.6 Legal Proceedings.  There is no claim, suit, action,  proceeding or
             -----------------
investigation of any nature pending or, to the best knowledge of the Buyer, threatened, against the Buyer or any subsidiary or other Affiliate of the Buyer or challenging the validity or propriety of the transactions contemplated by this Agreement, and which, if adversely determined, would, individually or in the aggregate, materially adversely affect the Buyer's ability to perform its respective obligations under this Agreement, nor is there any judgment, decree, injunction, rule or order of any legal or administrative body or arbitrator outstanding against the Buyer or any subsidiary or other Affiliate of the Buyer having, or which insofar as reasonably can be foreseen, in the future could have, any such effect.

         3.7 Capital;  Availability of Funds. On the date hereof,  the Buyer is,
             -------------------------------
and on the Closing Date, the Buyer will be, at least "adequately capitalized," as such term is defined in the rules and regulations promulgated by the FDIC. Buyer will have available to it at the Effective Time sources of capital and financing sufficient to pay the aggregate Merger Consideration and to pay any other amounts payable pursuant to this Agreement and to effect the transactions contemplated hereby. Neither the Buyer nor Parent nor any of their affiliates is an interested shareholder of the Seller within the meaning of PBCL Section 2553, and neither Buyer, Parent nor any such affiliate owns, whether beneficially, of record or equitably, any shares of capital stock or other securities of Seller.

         3.8 Buyer Information.  The information relating to the Parent,  Buyer,
             -----------------
their respective subsidiaries and other Affiliates to be contained in the proxy statement filed with the SEC under the Exchange Act (the "Seller Proxy
                                                                   -------------
Statement"),  as described in Section 6.1 hereof,  and any other documents filed
---------
with the SEC in connection herewith, to the extent such information is provided in writing by the Buyer specifically for inclusion in the Seller Proxy Statement, will not, on the date the Seller Proxy Statement (or any supplement or amendment thereto) is first mailed to stockholders of the Seller or on the date of the Seller Stockholders Meeting, contain any untrue statement of a material fact or omit to state a material fact necessary to make such information not misleading at the time and in light of the circumstances under which such statement is made.

           ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF THE SELLER

         The Seller hereby represents and warrants to the Buyer as of the date hereof as follows:

         4.1 Corporate Organization.
             -----------------------

                (a) The  Seller  is   a   corporation  duly  organized,  validly
existing and in good standing under the laws of the Commonwealth of Pennsylvania. The Seller has all requisite corporate power and authority to own, lease or operate all of its properties and assets and to carry on its business as it is now being conducted. The Seller is duly licensed or qualified to do business and is in corporate good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased or operated by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified and in corporate good standing would not, individually or in the aggregate, result in any Material Adverse Effect on the Seller. The Seller is a savings and loan holding company registered with the OTS under the Home Owners' Loan Act of 1933, as amended. The Articles of Incorporation and By-Laws of the Seller, copies of which have previously been made available to the Buyer, are true, complete and correct copies of such documents in effect as of the date of this Agreement. The Seller is not in violation of any provision of its Articles of Incorporation or By-Laws. The minute books of the Seller contain in all material respects true and complete records of all meetings held and corporate actions taken since January 1, 2000 of the Seller's stockholders and Board of Directors (including committees of the Seller's Board of Directors) other than minutes which have not been prepared as of the date hereof.

                (b) Each of Seller's subsidiaries is duly organized, validly existing and in corporate good standing under the laws of the jurisdiction of its organization. Each of Seller's subsidiaries has all requisite corporate power and authority to own, lease or operate all of its properties and assets and to carry on its business as it is now being conducted. Each of Seller's subsidiaries is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased, or operated by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified and in good standing would not, individually or in the aggregate, result in any Material Adverse Effect on the Seller.

                (c) Except as set forth on Section 4.1(c) of the Seller Disclosure Schedule, the Seller has no subsidiaries and no Joint Ventures (other than investments in such subsidiaries).

                (d) The Articles of Incorporation and By-Laws or equivalent organizational documents of each of Seller's subsidiaries, copies of which have previously been made available to the Buyer, are true, correct and complete copies of such documents in effect as of the date of this Agreement. Neither the Seller nor any of its subsidiaries is in violation of any provision of its Articles of Incorporation, By-Laws or equivalent organizational documents. The minute books of each of Seller's subsidiaries contain in all material respects true and complete records of all meetings held and corporate actions taken since January 1, 2000 of its stockholders and board of directors (including committees of its board of directors) other than minutes which have not been prepared as of the date hereof.

                (e) Neither the Articles of Incorporation and By-Laws or equivalent organizational documents of the Seller or any of its subsidiaries nor any resolutions adopted by the respective Boards of Directors of the Seller or any of its subsidiaries grant any holder of shares of the capital stock of the Seller or any of its subsidiaries any entitlement to dissenters rights as provided in Section 1571 of the PBCL or any other applicable law or regulation ("Dissenters Rights")
  -----------------

         4.2 Capitalization.
             --------------

                (a) The authorized capital stock of the Seller consists of 40,000,000 shares of Seller Common Stock and 10,000,000 shares of preferred stock, no par value per share ("Seller Preferred Stock"). One Hundred Thousand
                                -----------------------
(100,000) shares of the Preferred Stock are designated the Series A Junior Participating Cumulative Preferred Stock (the "Series A Preferred Stock") and
                                                 -------------------------
the remaining authorized shares of Seller Preferred Stock are undesignated. As of the date hereof, there are 5,208,744 shares of Seller Common Stock and no shares of Seller

Preferred Stock issued and outstanding. As of the date hereof, there are 3,791,245 shares of Seller Common Stock and no shares of Seller Preferred Stock held in the treasury of the Seller. Except for Trust Account Shares and DPC Shares, no shares of Seller Common Stock are held by the Seller's subsidiaries. In addition, as of the date hereof, there are 694,235 shares of Seller Common Stock reserved for issuance upon exercise of outstanding Stock Options. All issued and outstanding shares of Seller Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof except as required by law. Except (i) for the Seller Stock Option Plans (which includes director and employee stock options), (ii) the Company Rights Agreement, or
(iii) as reflected on Section 4.2(a) of the Seller Disclosure Schedule, the Seller does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments, rights agreements or agreements of any character calling for the Seller to issue, deliver or sell, or cause to be issued, delivered or sold any shares of Seller Common Stock or Seller Preferred Stock or any other equity security of the Seller or any subsidiary of the Seller or any securities convertible into, exchangeable for or representing the right to subscribe for, purchase or otherwise receive any shares of Seller Common Stock or Seller Preferred Stock or any other equity security of the Seller or any subsidiary of the Seller or obligating the Seller or any such subsidiary to grant, extend or enter into any such subscriptions, options, warrants, calls, commitments, rights agreements or other similar agreements. Except as set forth on Section 4.2(a) of the Seller Disclosure Schedule, there are no outstanding contractual obligations of the Seller to repurchase, redeem or otherwise acquire any shares of capital stock of, or other equity interests in, the Seller or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any subsidiary of the Seller. Section 4.2(a) of the Seller Disclosure Schedule sets forth as of the date hereof (i) the name of each holder of a Stock Option, (ii) the date each Stock Option was granted,
(iii) the number of shares subject to each such Stock Option, (iv) the expiration date of each such Stock Option, and (v) the price at which each such Stock Option may be exercised. Section 4.2(a) of the Seller Disclosure Schedule also sets forth with respect to each outstanding Seller Restricted Share as of the date hereof (i) the name of the grantee, (ii) the date of the grant, and
(iii) the applicable vesting schedules and terms. Except as noted in the immediately preceding sentence, there are no Shares outstanding which are subject to vesting over time or upon the satisfaction of any condition precedent, or which are otherwise subject to any right or obligation of repurchase or redemption on the part of the Seller.

                (b) The authorized capital stock of the Seller Bank consists of 7,500,000 shares of common stock, par value $1.00 per share ("Bank Common
                                                                    ------------
Stock") and 2,500,000  shares of preferred  stock,  without par value. As of the
-----
date hereof, (i) 100,000 shares of Bank Common Stock are issued and outstanding, all of which are owned directly or indirectly by the Seller, all of which are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof except as required by law, (ii) no shares of Bank Common Stock are held in the treasury of the Seller Bank, and (iii) no shares of Bank Common Stock are held by any of Seller's subsidiaries. Each share of Bank Common Stock owned by the Seller or any of its subsidiaries is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Seller's or any of its subsidiaries' voting rights, charges and other encumbrances of any nature whatsoever.

                (c) Section 4.2(c) of the Seller Disclosure Schedule lists each of the subsidiaries of the Seller and each Joint Venture on the date of this Agreement and indicates for each such subsidiary and Joint Venture as of such date: (i) the percentage and type of equity securities owned or controlled by the Seller; (ii) the jurisdiction of incorporation; and (iii) the federal and/or state bank regulatory or other authority (including, without limitation, the specific regulatory provision) under which its shares are held by Seller or by which the Joint Venture operates. Section 4.2(c) of the Seller Disclosure also lists all real property managed by each of the subsidiaries of Seller, and for whom it manages such property. Except as set forth in section 4.2(c) of the Seller Disclosure Schedule, the Seller (x) has made available to the Buyer all of the organizational or similar documents regarding the control, governance or voting power in respect of each Joint Venture, (y) has no obligation to make any capital contributions, or otherwise provide assets or cash, to any Joint Venture and (z) does not, directly or indirectly, control any Joint Venture. Seller Bank has its deposits insured by the Savings Association Insurance Fund of the FDIC in accordance with the FDIA to the fullest extent permitted by law. Seller Bank is not obligated to make any payments for premiums and assessments and it has filed all reports required by the FDIA. Seller Bank does not have any deposits insured by the Bank Insurance Fund of the FDIC. As of the date hereof, no proceedings for the revocation or termination of such deposit insurance are pending or, to the best knowledge of the Seller, threatened. Except as set forth on Section 4.2(c) of the Seller Disclosure Schedule, no subsidiary of the Seller has or is bound by any outstanding subscriptions, options, warrants, calls, commitments, rights agreements or agreements of any character calling for a subsidiary of the Seller to issue, deliver or sell, or cause to be issued, delivered or sold any equity security of the Seller or of any subsidiary of the Seller or any securities convertible into, exchangeable for or representing the right to subscribe for, purchase or otherwise receive any such equity security or obligating a subsidiary of the Seller to grant, extend or enter into any such subscriptions, options, warrants, calls, commitments, rights agreements or other similar agreements. There are no outstanding contractual obligations of any subsidiary of the Seller to repurchase, redeem or otherwise acquire any shares of capital stock of, or other equity interests in, the Seller or any such subsidiary or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any such subsidiary of the Seller. All of the shares of capital stock of each of the subsidiaries of the Seller held by the Seller are fully paid and nonassessable and, except for directors' qualifying shares, are owned by the Seller free and clear of any claim, lien, encumbrance or agreement with respect thereto.

                (d) Section 4.2(d) of the Seller Disclosure Schedule lists the type and current outstanding amount of debt of, and securities issued by, Thistle Group Holdings Capital Trust I. The Seller, Thistle Group Holdings Capital Trust I, and all relevant subsidiaries of the Seller are in material compliance with all of their obligations relating to any trust preferred issuance to which any of them is a party.

         4.3 Authority; No Violation.
             -----------------------

                (a) The Seller has all requisite corporate power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Transaction Documents to which Seller is a party, and the consummation of the transactions contemplated hereby and thereby have, as of the date of approval by the Board of Directors of the Seller, been recommended by, and are duly and validly approved by the unanimous vote of, the Board of Directors of the Seller. The Board of Directors of the Seller has directed that this Agreement and the transactions contemplated hereby, including the Merger, be submitted to the stockholders of the Seller for approval at a meeting of such stockholders and, except for the adoption of this Agreement by the Seller's stockholders, no other corporate action and no other corporate proceedings on the part of the Seller are necessary to authorize this Agreement and the other Transaction Documents to which Seller is a party, or to consummate the Merger. This Agreement and the other Transaction Documents to which Seller is a party have been duly and validly executed and delivered by the Seller and (assuming due authorization, execution and delivery by the Buyer and the Parent, as applicable) constitute the valid and binding obligations of the Seller, enforceable against the Seller in accordance with their respective terms.

                (b) Neither the execution and delivery by the Seller of this Agreement or the other Transaction Documents to which Seller is a party nor the consummation by the Seller of the transactions contemplated hereby or thereby; nor compliance by the Seller or the Seller Bank with any of the terms or provisions hereof or thereof, will (i) assuming that the consents, waivers and approvals referred to in Section 4.3 or Section 4.4 hereof are duly obtained, violate any statute, law, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Seller or any of its subsidiaries or by which any property or asset of the Seller or any of its subsidiaries is bound or affected, or (ii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of the Seller or any of its subsidiaries under any of the terms, conditions or provisions of (y) the Articles of Incorporation or other charter document of like nature or By-Laws of the Seller or any of its subsidiaries, or (z) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Seller is a party as issuer, guarantor or obligor, or by which they or any of their respective properties or assets may be bound or affected, except, in the case of clause (ii)(z) above, for such violations, conflicts, breaches or defaults as set forth in Section 4.3(b) of the Seller Disclosure Schedule.

         4.4 Consents and Approvals.
             ----------------------

                (a) Except for consents, waivers or approvals of, or filings or registrations with, or notifications to, the Federal Reserve Board, the OTS, the FDIC, the Pennsylvania Commissioner, the MBBI, the MHPF, applicable state securities authorities, the Pennsylvania Department, the SEC, the DOJ, and the NASDAQ, no consents, waivers or approvals of, or filings or registrations with, or notifications to, any public body or authority are necessary in connection with (i) the execution and delivery by the Seller of this Agreement, or (ii) the consummation by the Seller of the Merger. The affirmative vote of holders of a majority of the votes cast by holders of Seller Common Stock entitled to vote thereon in accordance with Section 1924(a) of the PBCL is the only vote of the holders of any shares or series of capital stock or other securities of the Seller necessary to approve this Agreement and the Merger. The Seller has no knowledge of any fact or circumstance relating to the Seller or its subsidiaries or other Affiliates, that is reasonably likely to materially impede or delay receipt of any consents of Governmental Authorities.

                (b) Except as set forth in Section 4.4(a), the execution and delivery of this Agreement by the Seller, does not require any consent, approval, authorization or permit of, or filing with or notification to, any third party (which term does not include the Board of Directors or the stockholders of the Seller or the stockholder of the Seller Bank), except where the failure to obtain any such consent, approval, authorization or permit, or to make any such filing or notification, would not have a Material Adverse Effect on the Seller or prevent or significantly delay consummation of the Merger.

         4.5 Financial  Statements.  The Seller has made  available to the Buyer
             ---------------------
copies of (a) the consolidated balance sheets of the Seller and its subsidiaries as of December 31 for the fiscal years 2001 and 2002, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the fiscal years 2000 through 2002, inclusive, as reported in the Annual Report of the Seller on Form 10-K for the fiscal year ended December 31, 2002 filed with the SEC under the Exchange Act, accompanied by the audit report of Deloitte & Touche LLP, independent public accountants for the Seller; and (b) the unaudited consolidated balance sheet of the Seller and its subsidiaries as of June 30, 2003 and December 31, 2002, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the fiscal periods ended June 30, 2003 and June 30, 2002 as reported in the Quarterly Report of the Seller on Form 10-Q for the fiscal period ended June 30, 2003. The December 31, 2002 consolidated balance sheet ("Seller Balance Sheet") of the Seller
                                       ----------------------
(including the related notes, where applicable) and the other financial statements of Seller referred to in this Section 4.5 (including the related notes, where applicable) present fairly, in all material respects, and the financial statements to be included in any reports or statements (including reports on Forms 10-Q and 10-K) to be filed by the Seller with the SEC after the date hereof will present fairly, in all material respects, the financial position and results of operations and cash flows of the Seller and its subsidiaries for the respective fiscal periods or as of the respective dates therein set forth in conformity with GAAP, except as otherwise set forth in the notes thereto (subject, in the case of unaudited interim statements, to normal year-end adjustments). Each of the consolidated financial statements of the Seller and its subsidiaries, including, in each case, the notes thereto, made available to the Buyer comply, and the financial statements to be filed with the SEC by the Seller after the date hereof will comply, with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. The books and records of the Seller and its subsidiaries have been, and are being, maintained in accordance with GAAP and applicable legal and regulatory requirements.

         4.6  Broker's  Fees.  Neither  the  Seller  nor  any of  its  officers,
              --------------
directors, employees, Affiliates or agents has employed any broker, finder or financial advisor or incurred any liability for any fees or commissions in connection with any of the transactions contemplated by this Agreement, except for fees and commissions incurred in connection with the engagement of Sandler O'Neill & Partners, L.P. ("Seller's Advisor") and for legal, accounting and
                             -----------------
other professional fees payable in connection with the Merger and the other transactions contemplated hereby. The Seller will be responsible for the payment of all such fees. The fee payable to Seller's Advisor in connection with the transactions contemplated by this Agreement is as described in an engagement letter between the Seller and Seller's Advisor a true and complete copy of which has heretofore been furnished to the Buyer. The Seller has previously received the opinion of Seller's Advisor to the effect that, as of the date of such opinion, the Merger Consideration to be received by the stockholders of the Seller pursuant to the Merger is fair from a financial point of view to such stockholders, and such opinion has not been amended or rescinded and remains in full force and effect as of the date of this Agreement.

         4.7  Absence of  Certain  Changes or  Events.  Except as  disclosed  on
              ---------------------------------------
Section 4.7 of the Seller Disclosure Schedule, in any Current Reports of the Seller on Form 8-K filed prior to the date of this Agreement, in the Seller's proxy statement filed with respect to its 2003 Annual Meeting of stockholders, in the Seller's Annual Report on Form 10-K for the year ended December 31, 2002, in the Seller's Quarterly Report on Form 10-Q for the period ended June 30, 2003, or as otherwise expressly permitted or expressly contemplated by this Agreement, since June 30, 2003, the Seller and its subsidiaries have not incurred any material liability or obligation of any nature (whether accrued, absolute, contingent or otherwise and whether due or to become due) not otherwise disclosed in the Seller Disclosure Schedule, except in the ordinary course of their business consistent with their past practices or in connection with this Agreement and the transactions contemplated hereby, nor has there been
(a) any change in the business, assets, financial condition or results of operations of the Seller or any of its subsidiaries which has had, or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Seller or any of its subsidiaries, and, to the best knowledge of the Seller, no fact or condition exists which is reasonably likely to cause such a Material Adverse Effect in the future, (b) any change by the Seller or any of its subsidiaries in its accounting methods, principles or practices, other than changes required by applicable law or GAAP or regulatory accounting as concurred in by the Seller's independent accountants, (c) any entry by the Seller or any of its subsidiaries into any contract or commitment of more than $150,000 or with a term of more than one (1) year other than loans and loan commitments and borrowings in the ordinary course of business and consistent with past practice,
(d) any declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of the Seller or any of its subsidiaries or any redemption, purchase or other acquisition of any of its securities, other than in the ordinary course of business consistent with past practice, (e) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any directors, officers or employees of the Seller or any of its subsidiaries, or any grant of severance or termination pay, or any contract or arrangement entered into to make or grant any severance or termination pay, any payment of any bonus, or the taking of any action not in the ordinary course of business with respect to the compensation or employment of directors, officers or employees of the Seller or any of its subsidiaries, (f) any material election made by the Seller or any of its subsidiaries for federal or state income tax purposes, (g) any material change in the credit policies or procedures of the Seller or any of its subsidiaries, the effect of which was or is to make any such policy or procedure less restrictive in any material respect, (h) any material acquisition or disposition of any assets or properties, or any contract for any such acquisition or disposition entered into other than loans and loan commitments, or (i) any material lease of real or personal property entered into, other than in connection with foreclosed property or in the ordinary course of business consistent with past practice.

         4.8 Legal Proceedings. Except as set forth in Section 4.8 of the Seller
             -----------------
Disclosure Schedule, there is no claim, suit, action, proceeding or investigation of any nature pending or, to the best knowledge of the Seller, threatened, against the Seller or any subsidiary of the Seller or challenging the validity or propriety of the transactions contemplated by this Agreement, which, if adversely determined, would, individually or in the aggregate, have a Material Adverse Effect on the Seller or otherwise materially adversely affect the Seller's or the Seller Bank's ability to perform its obligations under this Agreement, nor is there any judgment, decree, injunction, award or order of any court, administrative body or arbitrator outstanding against the Seller or any subsidiary of the Seller having, or which insofar as reasonably can be foreseen, in the future could have, any such effect or restricting, or which could restrict its ability to conduct business in any material respect in any area.

         4.9 Reports.
             -------

                (a) Except as set forth in Section 4.9 of the Seller Disclosure Schedule, since January 1, 2000, the Seller and its subsidiaries have timely filed, and subsequent to the date hereof will timely file, all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were and are required to be filed with (i) the SEC, including, but not limited to, Forms 10-K, Forms 10-Q and Forms 8-K (collectively, "SEC Reports") (and copies of all such SEC Reports have been or will be delivered or otherwise made available by the Seller to the Buyer); (ii) the OTS; (iii) the FDIC, (iv) the NASDAQ, and (v) any applicable state securities or banking authorities (except, in the case of state securities authorities, no such representation is made as to filings which are not material) (all such reports, registrations and statements, together with any amendments thereto, are collectively referred to herein as the "Seller Reports")
                                                                --------------
and have paid all fees and assessments due and payable in connection with any of the foregoing. As of their respective dates, the Seller Reports complied and, with respect to filings made after the date of this Agreement, will at the date of filing comply, in all material respects with all of the statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed and did not contain and, with respect to filings made after the date of this Agreement, will not at the date of filing contain, any untrue statement of a material fact or, in the case of SEC Reports, omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the Seller's subsidiaries is required to file any form, report or other document with the SEC. The Seller has made available to the Buyer true and complete copies of all amendments and modifications that have not been filed by the Seller with the SEC to all agreements, documents and other instruments that previously had been filed by the Seller with the SEC and are currently in effect. Except for normal periodic examinations conducted by a Bank Regulator in the regular course of the business of the Seller and its subsidiaries, since January 1, 2000, no Bank Regulator has initiated any proceeding or, to the best knowledge of the Seller, investigation into the business or operations of the Seller or any of its subsidiaries. Except as set forth on Section 4.9 of the Seller Disclosure Schedule, the Seller and its subsidiaries have resolved all material violations, criticisms or exceptions by any Bank Regulator with respect to any such normal periodic examination.

                (b) The Seller has established and maintains disclosure controls and procedures as required by Rule 13a-15 under the Exchange Act as currently applicable. The Seller has conducted an evaluation under the supervision and with the participation of its management, including the Seller's Chief Executive Officer and Chief Financial Officer, of the effectiveness of its disclosure controls and procedures, and has concluded that its disclosure controls and procedures are effective to ensure that information required to be disclosed in the SEC Reports is recorded, processed, summarized and reported, within the periods specified in, and in accordance with the requirements of, the SEC's rules, regulations and forms. Based on such evaluations, (i) there were no significant deficiencies in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Seller's ability to record, process, summarize and report financial information and (ii) there was no fraud, whether or not material, that involved management or other employees of the Seller or any of its subsidiaries who have a significant role in the Seller's internal control over financial reporting.

         4.10 Agreements with Banking Authorities. Neither the Seller nor any of
              -----------------------------------
its subsidiaries is a party to any commitment letter (other than letters addressed to regulated depository institutions generally), written agreement, memorandum of understanding, order to cease and desist with, is subject to any order or directive specifically naming or referring to Seller or any of its subsidiaries by, has been required to adopt any board resolution by, any Governmental Authority which is currently in effect and restricts materially the conduct of its business, or in any manner relates to its capital adequacy, loan loss allowances or reserves, credit policies, management or overall safety and soundness or such entity's ability to perform its obligations hereunder, and neither the Seller nor any of its subsidiaries has received written notification from any such Governmental Authority that any such Person may be requested to enter into, or otherwise be subject to, any such commitment letter, written agreement, memorandum of understanding, cease and desist order or any other similar order or directive. Neither the Seller nor any of its subsidiaries has been informed by any such Governmental Authority that it is contemplating issuing or requesting any such order, directive, agreement, memorandum of understanding, commitment letter, or similar submission. Except as set forth on

Section 4.10 of the Seller Disclosure Schedule, neither the Seller nor any of its subsidiaries is a party to any agreement or arrangement entered into in connection with the consummation of a federally assisted acquisition of a depository institution pursuant to which the Seller or any of its subsidiaries is entitled to receive financial assistance or indemnification from any Governmental Authority.

         4.11 Absence of Undisclosed  Liabilities.  Except for those liabilities
              -----------------------------------
that are fully reflected or reserved against on the Seller's consolidated balance sheet included in the Seller's Form 10-Q for the period ended June 30, 2003 and for liabilities incurred in the ordinary course of business consistent with past practice or in connection with this Agreement or the transactions contemplated hereby, and except for liabilities disclosed in the Seller's Form 10-Q for the period ended June 30, 2003 and except for liabilities disclosed in the Seller Disclosure Schedule, since June 30, 2003, neither the Seller nor any of its subsidiaries has incurred any obligation or liability (contingent or otherwise) that, either alone or when combined with all similar liabilities, has had, or would reasonably be expected to have, a Material Adverse Effect on the Seller.

         4.12  Compliance  with  Applicable  Law. Except as set forth in Section
               ---------------------------------
4.12 of the Seller Disclosure Schedule, the Seller and each of its subsidiaries holds all material licenses, franchises, permits and authorizations necessary for the lawful conduct of its business, and the Seller and each of its subsidiaries has complied with and is not in violation of or default in any material respect under any, applicable law, statute, order, rule, regulation or policy of, or agreement with, any federal, state or local governmental agency or authority relating to the Seller or any of its subsidiaries, other than where such default or noncompliance will not result in, or create the possibility of resulting in, any Material Adverse Effect on the Seller or any of its subsidiaries, and neither the Seller nor any of its subsidiaries has received any notice of any violation of any such law, statute, order, rule, regulation, policy or agreement, or commencement of any proceeding in connection with any such violation, and does not know of any violation of, any such law, statute, order, rule, regulation, policy or agreement which would have such a result.

         4.13 Taxes and Tax Returns.  Except as set forth on Section 4.13 of the
              ---------------------
Seller Disclosure Schedule:

                (a) The Seller and each of its subsidiaries, taken as a whole (referred to for purposes of this Section 4.13, collectively, as the "Seller
                                                                          ------
Companies")  have, since December 31, 1997, timely filed in correct form all Tax
---------
Returns that were required to be filed by any of them on or prior to the date hereof (the "Filed Tax Returns"), and have paid all Taxes shown as being due
               ------------------
thereon, except where the failure to file such Tax Returns or pay such Taxes collectively would not have a Material Adverse Effect on the Seller Companies.

                (b) No assessment, dispute, deficiency, claim or proposed adjustment asserted with respect to any Seller Company that has not been settled or otherwise resolved has been made with respect to Taxes not shown on the Filed Tax Returns, other than such additional Taxes (i) as are being contested in good faith, (ii) which, if determined adversely to the Seller Companies, collectively would not have a Material Adverse Effect on the Seller, and (iii) for which adequate provision has been made on the Seller Balance Sheet. The income Tax Returns of the Seller Companies have not been audited by the IRS or other taxing authority, as applicable, with respect to any taxable year ending December 31, 1995 through December 31, 1999. No Seller Company has been requested to give, or has given, any currently effective waivers extending the statutory period of limitation applicable to any federal, state, county or local income Tax Return for any period. To the best knowledge of the Seller, no material Tax Return of any of the Seller Companies is now under examination by any applicable taxing authority. There are no material liens for Taxes (other than current Taxes not yet due and payable) on any of the assets of any Seller Company, except for such liens for Taxes that collectively would not have a Material Adverse Effect on the Seller.

                (c) Adequate provision has been made in accordance with GAAP on the Seller Balance Sheet for all Taxes of the Seller Companies in respect of all periods through the date hereof. In addition, (i) proper and accurate amounts have been withheld by each Seller Company from their respective employees, shareholders, depositors and payees for all periods in compliance in all material respects with the tax withholding provisions of applicable federal, state, county and local laws; (ii) federal, state, county and local returns which are accurate and complete in all material respects have been filed by the Seller Companies for all periods for which returns were due with respect to income tax withholding, Social Security and unemployment taxes, and information reporting (including IRS Forms 1098 and 1099) and backup and nonresident withholding; (iii) the amounts shown on such returns to be due and payable have been paid in full or adequate provision therefor has been included by the Seller in its consolidated financial statements included in its Annual Report on Form 10-K for the period ended December 31, 2002, or, with respect to returns filed after the date hereof, will be so paid or provided for in the consolidated financial statements of the Seller for the period covered by such returns and
(iv) except for such failures as collectively would not have a Material Adverse Effect on the Seller, the Seller Companies have timely and properly taken such actions in response to and in compliance with notices from the Internal Revenue Service in respect of information reporting and backup and nonresident withholding as are required by law, including the notation in its records of any B notices or C notices received with respect to any customers, shareholders, or payees.

                (d) Except with respect to intra-Seller Company agreements made or required under the federal consolidated tax return regulations, none of the Seller Companies is a party to or bound by any Tax indemnification, Tax allocation or Tax sharing agreement with any person or entity or has any current or potential contractual obligation to indemnify any other person or entity with respect to Taxes.

                (e) None of the Seller Companies has filed or been included in a combined, consolidated or unitary income Tax Return (including any consolidated federal income Tax Return) other than one of which one of the Seller Companies was the parent.

                (f) None of the Seller Companies has made any payment, is obligated to make any payment, or is a party to any agreement that could obligate it to make any payment that will not be deductible under Code Section 162(m) or Code Section 280G.

                (g) No property of any Seller Company is property that is or will be required to be treated as being owned by another person pursuant to the provisions of Code Section 168(f)(8) (as in effect prior to its amendment by the Tax Reform Act of 1986) or is "tax exempt use property" within the meaning of Code Section 168(h). None of the Seller Companies has been required to include in income any adjustment pursuant to Code Section 481 for taxable periods beginning after December 31, 2001 by reason of a voluntary change in accounting method initiated by any Seller Company, and to the best knowledge of the Seller, the IRS has not initiated or proposed any such adjustment or change in accounting method. To the best knowledge of the Seller, none of the Seller Companies is a party to a "reportable transaction" as defined in Treasury Regulations Section 1.6011-4(b).

         4.14  Labor.  No  work  stoppage  involving  the  Seller  or any of its
               -----
subsidiaries is pending or, to the best knowledge of the Seller, threatened. Neither the Seller nor any of its subsidiaries is involved in, or, to the best knowledge of the Seller, threatened with or affected by, any dispute, arbitration, lawsuit or administrative proceeding relating to labor or employment matters which would reasonably be expected to interfere in any material respect with the respective business activities of the Seller or any of its subsidiaries. No employees of the Seller or any of its subsidiaries are represented by any labor union, and, to the best knowledge of the Seller, no labor union is attempting to organize employees of the Seller or any of its subsidiaries.

         4.15 Employees.
              ---------

                (a) Except as set forth on Section 4.15(a) of the Seller Disclosure Schedule, neither the Seller nor any of its subsidiaries maintains or contributes to any "employee pension benefit plan" (the "Seller Pension Plans"),
                                                         --------------------
as such term is defined in Section 3(2) of ERISA, "employee welfare benefit plan" (the "Seller Benefit Plans"), as such term is defined in Section 3(1) of
            ---------------------
ERISA, stock option plan, restricted stock plan, stock purchase plan, deferred compensation plan, other employee benefit plan for employees of the Seller or any of its subsidiaries, or any other plan, program or arrangement of the same or similar nature that provides benefits to non-employee directors of the Seller or any of its subsidiaries (collectively, the "Seller Other Plans").
                                               ------------------

                (b) The Seller shall have made available to the Buyer complete and accurate copies of each of the following with respect to each of the Seller Pension Plans, the Seller Benefit Plans and the Seller Other Plans: (i) plan document and any amendment thereto; (ii) trust agreement or insurance contract (including any fiduciary liability policy or fidelity bond), if any; (iii) most recent IRS determination letter, if any; (iv) most recent actuarial report, if any; (v) most recent annual report on Form 5500; and (vi) summary plan description.

                (c) Except as set forth on Section 4.15(c) of the Seller Disclosure Schedule, to the best knowledge of the Seller, each of the Seller Pension Plans, each of the Seller Other Plans and each of the Seller Benefit Plans, which are maintained or contributed to by the Seller, has been administered in compliance with its terms in all material respects and is in compliance in all material respects with the applicable provisions of ERISA (including, but not limited to, the funding and prohibited transactions provisions thereof), the Code and all other applicable laws.

                (d) Each of the Seller Pension Plans which is intended to be a qualified plan within the meaning of Code Section 401(a) has received a favorable determination letter from the IRS that such Plan meets the requirements of Code Section 401(a) and that the trust associated with such Seller Pension Plan is tax exempt under Code Section 501(a), and, to the best knowledge of the Seller, each of such plans is so qualified and the Seller is not aware of any fact or circumstance which would adversely affect the qualified status of any such plan.

                (e) The Seller has made or provided for all contributions to the Seller Pension Plans required thereunder.

                (f) Except as set forth on Section 4.15(f) of the Seller Disclosure Schedule, neither the Seller nor any of its subsidiaries is party to or maintains any contract or other arrangement with any employee or group of employees, providing severance payments, stock or stock-equivalent payments or post-employment benefits of any kind or providing that any otherwise disclosed plan, program or arrangement will irrevocably continue, with respect to any or all of its participants, for any period of time.

                (g) Except as set forth on Section 4.15(g) of the Seller Disclosure Schedule, neither the Seller nor any of its subsidiaries has ever (i) maintained any "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA, (ii) maintained any plan subject to Title IV of ERISA, or (iii) provided healthcare or any other non-pension benefits to any employees after their employment is terminated (other than as required by Part 6 of Subtitle B of Title I of ERISA or state health continuation laws) or has ever promised to provide such post-termination benefits.

                (h) No lawsuits, governmental administrative proceedings, claims (other than routine claims for benefits) or complaints to, or by, any person or governmental entity have been filed, are pending, or to the best knowledge of the Seller, threatened with respect to any Seller Pension Plan, Seller Benefit Plan or Seller Other Plan. There is no material correspondence between the Seller and any Governmental Authority related to any other Seller Pension Plan, Seller Benefit Plan or Seller Other Plan concerning any matter that would result in any material liability to the Buyer, the Seller or any Seller Pension Plan, Seller Benefit Plan or Seller Other Plan.

         4.16  Capitalization.  The Seller Bank is "well  capitalized,"  as such
               --------------
term is defined in the rules and regulations promulgated by the OTS. The Seller would be "well capitalized," as such term is defined in the rules and regulations promulgated by the Federal Reserve Board if the Seller were a bank holding company.

         4.17 CRA,  Anti-Money  Laundering  and Customer  Information  Security.
              -----------------------------------------------------------------
Neither the Seller nor the Seller Bank is aware of, has been advised of, or has reason to believe that any facts or circumstances exist, which would cause the Seller Bank: (i) to be deemed not to be in satisfactory compliance in any material respect with the CRA, and the regulations promulgated thereunder, or to be assigned a rating for CRA purposes by federal or state bank regulators of lower than "satisfactory;" or (ii) to be deemed to be operating in violation in any material respect of the federal Bank Secrecy Act, as amended, and its implementing regulations (31 C.F.R. Part

103),  the USA PATRIOT Act of 2001,  Public Law 107-56 (the "USA PATRIOT  Act"),
                                                             ----------------
and the regulations promulgated thereunder, any order issued with respect to anti-money laundering by the U.S. Department of the Treasury's Office of Foreign Assets Control, or any other applicable anti-money laundering statute, rule or regulation; or (iii) to be deemed not to be in satisfactory compliance in any material respect with the applicable privacy of customer information requirements contained in any federal and state privacy laws and regulations, including without limitation, in Title V of the Gramm-Leach-Bliley Act of 1999 and regulations promulgated thereunder, as well as the provisions of the information security program adopted by the Seller Bank pursuant to 12 C.F.R.
Part 570. Furthermore, the Board of Directors of the Seller Bank has adopted and the Seller Bank has implemented an anti-money laundering program that contains adequate and appropriate customer identification verification procedures that comply with Section 326 of the USA Patriot Act and such anti-money laundering program meets the requirements in all material respects of Section 352 of the USA PATRIOT Act and the regulations thereunder.

         4.18 Material Agreements.
              -------------------

                (a) Except as set forth on Section 4.18, or in the case of items
(ii) or (ix) below, Section 4.15 (a), (c), (f) and (g) of the Seller Disclosure Schedule, neither the Seller nor any of its subsidiaries is a party to or is bound by:

                        (i) any agreement,  or legally binding  arrangement   or
                    commitment, in each case whether written or oral (for purposes of this Section 4.18, an "Agreement"), that is
                                                           ---------
                    material to the financial condition, results of operations or business of the Seller, except those entered into in the ordinary course of business;

                        (ii) any Agreement relating to the employment, including
                    without limitation, employment as a consultant, of any person, or the election or retention in office, or severance of any present or former director or officer of the Seller or any of its subsidiaries;

                        (iii) any  Agreement  with any labor union  (other  than
                    deposit and loan agreements);

                        (iv) any  Agreement  by  and  among  the   Seller,   any
                    subsidiary of the Seller and/or any Affiliate thereof;

                        (v) any Agreement that would be required to be filed  as
                    an Exhibit to a Form 10-K filed by the Seller as of the date hereof that has not been filed as an Exhibit to the Form 10-K filed by it for the fiscal year ended December 31, 2002;

                        (vi) any  Agreement  which,  upon  and by reason of  the
                    consummation of the transactions contemplated by this Agreement, will result in any payment (whether of severance pay or otherwise) becoming due from the Seller or any of its subsidiaries to any officer or employee thereof;

                        (vii) any Agreement  which  is  a  consulting  or  other
                    agreement (including agreements entered into in the ordinary course and data processing, software programming and licensing contracts) which is (A) not terminable on sixty
                    (60) days or less notice and (B) involves the payment of more than $100,000 per annum;

                        (viii) any  Agreement  which  materially   restricts  or
                    prohibits the alteration of the conduct of any line of business by the Seller or any of its subsidiaries, or which otherwise requires that a particular line of business be maintained that would materially adversely affect any business conducted by Parent or Buyer (or their Affiliates (other than the Seller and its Subsidiaries));

                        (ix) except  for the  Seller  Stock  Option  Plans,  any
                    Agreement (including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan) any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

                        (x) any non-competition agreement or any other Agreement
                    which purports to limit in any respect, the ability of the Seller or its businesses to solicit customers or the manner in which, or the localities in which, all or any substantial portion of the business of the Seller and its subsidiaries, taken as a whole, or, following consummation of the transactions contemplated by this Agreement, the Buyer and its subsidiaries, is or would be conducted;

                        (xi) any Agreement  providing for the indemnification by
                    the Seller or a subsidiary of the Seller of any person, other than customary agreements relating to the indemnity of directors, officers and employees of the Seller or its subsidiaries unless such Agreement is terminable upon 60 days or less notice or involves payment of less than $50,000 per annum and $300,000 in the aggregate;

                        (xii) any  Agreement  that  grants  any  right  of first
                    refusal or right of first offer or similar right or that limits (or purports to limit) the ability of the Seller or any of its subsidiaries to own, operate, sell, transfer, pledge or otherwise dispose of any material amount of assets or business;

                        (xiii) any Agreement  providing for any material  future
                    payments that are conditioned, in whole or in part, on a change of control of the Seller or any of its subsidiaries;

                        (xiv) any material  Agreement  pertaining  to the use of
                    or granting any right to use or practice any rights under any Seller Intellectual Property Assets, whether the Seller or any of its subsidiaries is the licensee or licensor thereunder; or

                        (xv) any    investment    management    or    investment
                    advisory or sub-advisory or any other contract for the provision of financial planning, brokerage (including, without limitation, insurance brokerage) or similar services not terminable on sixty (60) days or less notice.

         Each Agreement described in this Section 4.18, whether or not set forth on Section 4.18 of the Seller Disclosure Schedule, is referred to herein as a "Seller Contract." The Seller has previously delivered to the Buyer true and complete copies of all employment, consulting and deferred compensation agreements which are in writing and to which the Seller or any of its subsidiaries is a party, and has made available to the Buyer true and complete copies of all other Seller Contracts. Except as set forth on Section 4.18 of the Seller Disclosure Schedule, there are no provisions in any Seller Contract that provide any restrictions on, or that require that any financial payment (other than payment of any outstanding principal and accrued interest) be made in the event of, the repayment of the outstanding indebtedness thereunder prior to its term.

                (b) Each  Seller  Contract  listed  on  such  Seller  Disclosure
Schedule is legal, valid and binding upon the Seller or Seller subsidiary, as the case may be, and is in full force and effect. The Seller and each Seller subsidiary has in all material respects performed all obligations required to be performed by it to date under each such Seller Contract. Except as set forth on
Section 4.18(b) of the Seller Disclosure Schedule, no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute, a material default on the part of the Seller or any Seller subsidiary under any such Seller Contract.

         4.19 Property and Leases
              -------------------

(a) Each of the Seller and each Seller subsidiary has good and marketable title to all the real property and all other tangible personal property owned by it and included in the Seller Balance Sheet, free and clear of all mortgages, pledges, liens, security interests, conditional and installment sale agreements, encumbrances, charges or other claims of third parties of any kind (collectively, "Liens"), other than (i) Liens that secure liabilities that are
                 -----
reflected in the Seller Balance Sheet or incurred in the ordinary course of business after the date of the Seller Balance Sheet, (ii) Liens for current taxes and assessments not yet past due or which are being contested in good faith, (iii) inchoate mechanics' and materialmen's Liens for construction in progress, (iv) workmen's, repairmen's, warehousemen's and carriers' Liens arising in the ordinary course of business of the Seller or any of its subsidiaries consistent with past practice, (v) all matters of record, Liens and other imperfections of title and encumbrances which, either individually or in the aggregate, would not be material, and (vi) those items that secure public or statutory obligations or any discount with, borrowing from, or obligations to any Federal Reserve Bank or Federal Home Loan Bank, interbank credit facilities, or any transaction by any Seller subsidiary acting in a fiduciary capacity.

                (b) Each lease of real property leased for the use or benefit of the Seller or any of its subsidiaries to which any of the foregoing is a party, and all amendments and modifications thereto, is in full force and effect, and there exists no material default under any such lease by the Seller or any of its subsidiaries nor, to the best knowledge of the Seller and except as set forth on Section 4.19(b) of the Seller Disclosure Schedule, any event which with notice or lapse of time or both would constitute a material default thereunder by the Seller or any other Seller subsidiaries, except for such defaults which, individually, or in the aggregate, would not result in the forfeiture of the use or occupancy of the property covered by such lease or in a material liability to the Seller.

         4.20 Loan Portfolio.
              --------------

                (a) Except as set forth in Section 4.20(a) of the Seller Disclosure Schedule, to the best knowledge of the Seller, all of the written or oral loan agreements, notes or borrowing arrangements (including without limitation, leases, credit enhancements, commitments, guarantees and interest-bearing assets) with respect to loans in excess of $300,000 in original principal amount (collectively, "Loans") originated and held currently and at
                                   -----
the Effective Time by the Seller or any of its subsidiaries, and any other Loans purchased and held currently and at the Effective Time by the Seller or any of its subsidiaries, were solicited, originated and exist, and will exist at the Effective Time, in material compliance with all applicable loan policies and procedures of the Seller or such subsidiary. The information (including electronic information and information contained on tapes and computer disks) with respect to all loans of the Seller and its subsidiaries furnished to the Buyer by the Seller is, as of the respective dates indicated therein, true and complete in all material respects; provided, however, that such information
                                     ------------------
excludes such information as would identify the name and address or other similar personal information of any customer of Seller. To the best knowledge of the Seller, all loans originated, directly or through third party mortgage brokers, have been originated in compliance with all federal, state and local laws, including without limitation, the Real Estate Settlement Procedures Act of 1974, as amended.

                (b) Section 4.20(b) of the Seller Disclosure Schedule sets forth (i) the aggregate outstanding principal amount, as of the date hereof, of all Loans, other than non-accrual Loans, and (ii) the aggregate outstanding principal amount, as of August 31, 2003, of all non-accrual Loans. As of August 31, 2003, the Seller and its subsidiaries, taken as a whole, did not have outstanding Loans and assets classified as OREO with an aggregate then outstanding, fully committed principal amount in excess of $500,000 net of specific reserves with respect to such Loans and assets, that were designated by the Seller as "special mention," "substandard," "doubtful," "loss" or words of similar import ("Criticized Assets"). Section 4.20(b) of the Seller Disclosure
                 ------------------
Schedule sets forth (y) a summary of Criticized Assets as of August 31, 2003, by category of Loan (e.g., commercial and consumer), together with the aggregate principal amount of such Loans by category and (z) each asset of the Seller that, as of August 31, 2003, is classified.

         4.21  Investment  Securities.  Except for pledges to secure  public and
               ----------------------
trust  deposits,   Federal  Reserve  and  Federal  Home  Loan  Bank  borrowings, repurchase agreements and reverse repurchase agreements entered into in arms'-length transactions pursuant to normal commercial terms and conditions and other pledges required by law, none of the investments reflected in the Seller Balance Sheet, and none of the material investments made by the Seller or any of its subsidiaries since December 31, 2002, is subject to any restriction (contractual, statutory or otherwise) that would materially impair the ability of the entity holding such investment freely to dispose of such investment at any time.

         4.22  Derivative  Transactions.  Neither  the  Seller  nor  any  or its
               ------------------------
subsidiaries is engaged in transactions in or involving forwards, futures, options on futures, swaps or similar derivative instruments except as agent on the order and for the account of others other than Federal Home Loan Bank advances or in connection with mortgage loan secondary market activities in the ordinary course of business consistent with the Seller Bank's past practices.

         4.23 Insurance.  Section 4.23(a) of the Seller Disclosure Schedule sets
              ---------
forth a summary of all material policies of insurance of the Seller and its subsidiaries currently in effect, which summary is accurate and complete in all material respects. All of the policies relating to insurance maintained by the Seller or any of its subsidiaries with respect to its material properties and the conduct of its business in any material respect (or any comparable policies entered into as a replacement therefor) are in full force and effect and, neither the Seller nor any of its subsidiaries has received any notice of cancellation with respect thereto. Except as set forth on Section 4.23(b) of the Seller Disclosure Schedule, all life insurance policies on the lives of any of the current and former officers and directors of the Seller or any of its subsidiaries which are maintained by the Seller or any such subsidiary which are otherwise included as assets on the books of the Seller or such subsidiary (i) are, or will at the Effective Time be, owned by the Seller or such subsidiary, as the case may be, free and clear of any claims thereon by the officers or members of their families, except with respect to the death benefits thereunder, as to which the Seller or such subsidiary agree that there will not be an amendment prior to the Effective Time without the consent of the Buyer, and (ii) are accounted for properly as assets on the books of the Seller or such subsidiary in accordance with GAAP.

         4.24 Environmental Matters.
              ---------------------

                (a) Except  as  set  forth  in the  Environmental  Reports or in
Section 4.24 of the Seller Disclosure Schedule, each of the Seller and its subsidiaries, and each property currently or previously owned (when so owned) by any of them (the "Owned Property") is, and during the period of ownership was,
                  ---------------
and, to the best knowledge of the Seller, each Loan Property is and has been since January 1, 2000 in material compliance with all applicable Environmental Laws, including without limitation, with any Environmental Permits necessary for the current use of the Owned Property and the Loan Property, and the future use anticipated or reasonably foreseeable by the Seller. Each Environmental Permit is in full force and effect.

                (b) To the best knowledge of the Seller, there are no material pending or threatened Environmental Claims implicating the Seller, any of its subsidiaries, the Owned Property or the Loan Property, and neither the Seller nor its subsidiaries has knowledge of any facts, circumstances or conditions that any such Environmental Claims with respect to the Seller, any of its subsidiaries, the Owned Property or the Loan Property is reasonably likely to occur.

                (c) During the period of (i) the Seller's or any of its subsidiaries' ownership or operation of any Owned Property, or (ii) the Seller's or any of its subsidiaries' holding of a security interest in a Loan Property, to the best knowledge of Seller, there is and has been no presence or Release of Hazardous Materials in, on, under or affecting any such properties, except where such presence or Release of Hazardous Materials is not or would not, either individually or in the aggregate, be material, or where such Release has been Remediated in compliance with

Environmental Laws. To the best knowledge of the Seller,  prior to the period of
(y) the Seller's or any of its subsidiaries' ownership or operation of the Owned Property, or (z) the Seller's or any of its subsidiaries' holding of a security interest in a Loan Property, there was no presence or Release of Hazardous Materials in, on, under or affecting any such property, except where such presence or Release is not or would not, either individually or in the aggregate, be material, or where such Release has been Remediated in compliance with Environmental Laws.

                (d) Neither Seller nor any of its subsidiaries is an owner or operator of any Loan Property, and there are no facilities associated with any such Loan Property in which the Seller or any of its subsidiaries participates or has participated in the management of such property in any manner that contradicts settled exceptions, safe havens or other available protections for lenders under Environmental Laws.

                (e) Except as set forth in Section 4.24(e) of the Seller Disclosure Schedule, neither the Owned Property or any structures located thereon, nor, to Seller's best knowledge, the Loan Property or any structures located thereon, contains or, to Seller's best knowledge, ever has contained any underground or aboveground storage tanks, asbestos or asbestos-containing material, polychlorinated biphenyls or equipment containing the foregoing, lead or lead-based paint, or urea formaldehyde foam insulation.

         4.25 Recent  Acquisitions.  Except as set forth in Section  4.25 of the
              --------------------
Seller Disclosure Schedule, neither the Seller nor any of its subsidiaries has any liability or obligation of any nature (whether accrued, absolute, contingent, or otherwise and whether due or to become due) arising out of or relating to any acquisition which has not been adequately provided for, reflected or disclosed in the Seller Reports or the Seller Balance Sheet.

         4.26 State Takeover Laws;  Shareholder  Rights Agreement.  The Board of
              ---------------------------------------------------
Directors  of the  Seller  has  approved  this  Agreement  and  taken  all other requisite action such that the provisions of any antitakeover laws and regulations of any Governmental Authority, including without limitation, Sections 2561 through 2567, inclusive, of the PBCL and the provisions of the Seller's Articles of Incorporation relating to special voting requirements for certain business combinations, will not apply to this Agreement or any of the other Transaction Documents or any of the other transactions contemplated hereby or thereby. The amendment to the Company Rights Agreement previously furnished by the Seller to the Parent has been duly authorized and adopted by the Seller and the Seller Board and the Seller has otherwise taken all action necessary so that the entering into this Agreement, the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby do not and will not enable or require the Company Rights to be exercised, distributed or triggered by any person. Without limiting the generality of the foregoing, no person, including without limitation, the Parent, the Buyer or the Merger Sub, shall become an "Acquiring Person", and no "Shares Acquisition Date" or "Distribution Date" (as such terms are defined in the Company Rights Agreement) shall occur or be deemed to have occurred (in each case either immediately upon execution of this Agreement or any of the other Transaction Documents or upon the passage of time), under the Company Rights Agreement as a result of the execution, delivery or performance by the parties hereto of this Agreement, the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

         4.27 Proxy Statement;  Seller Information.  The information relating to
              ------------------------------------
the Seller and its subsidiaries to be contained in the Seller Proxy Statement as described in Section 6.1 hereof, and any other documents filed with the SEC in connections herewith, will not, on the date the Seller Proxy Statement is first mailed to stockholders of the Seller or at the time of the Seller Stockholders Meeting, contain any untrue statement of any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading at the time and in light of the circumstances under which such statement is made. The Seller Proxy Statement will comply in all material respects as to form with the requirements of the Exchange Act and the rules and regulations thereunder.

         4.28  Deposit/Loan  Agreements.  The deposit and loan agreements of the
               ------------------------
Seller Bank comply in all material respects with all applicable laws, rules and regulations.

         4.29  Broker/Dealer  Status.  TGH  Securities,  Inc.  ("TGH")  is  duly
               ---------------------                             ---
registered as a broker-dealer under the Exchange Act and is duly registered, licensed or qualified as a broker-dealer in all jurisdictions where such registration, licensing or qualification is required in order to conduct its business. Except as listed in Section 4.29 of the Seller Disclosure Schedule, TGH acts purely as a broker and neither holds principal positions in, nor acts as an underwriter, market maker or dealer, with respect to securities. Each such registration, license or qualification is in full force and effect and in good standing. TGH is a member in good standing of the National Association of Securities Dealers (the "NASD"). TGH and each of its managers, directors,
                            ----
officers, employees and registered persons in respect of their service with TGH:

                (a) has been, and is, in compliance, in the conduct of its business, with all applicable Federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, and with the applicable rules and regulations of the NASD and the Municipal Securities Rulemaking Board ("MSRB"), including without limitation, (i) all applicable regulatory net
  ----
capital requirements, including Rule 15c3-1 under the Exchange Act and, as applicable, the "early warning" requirements in Rule 17a-11 under the Exchange Act; (ii) all rules and regulations relating to the maintenance and preservation of books and records; (iii) the provisions of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations promulgated thereunder; and
(iv) Rule G-37 of the MSRB relating to political contributions and prohibitions on municipal securities business; and

                (b) has  and  has  had  all   permits, licenses, authorizations,
orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities and the NASD and MSRB that are required in order to permit TGH to operate its business as presently conducted and that are required to allow each them to conduct any activities that they are conducting or are required to conduct on behalf of TGH; all such permits, licenses, authorizations, orders, franchises and approvals are in full force and effect and in good standing and no suspension or cancellation of any of them is threatened or reasonably likely; and all such filings, applications and registrations are current and do not need to be amended in any material respect.

         4.30 Investment Management and Related Activities.  Except as set forth
              --------------------------------------------
in Section 4.30 of the Seller Disclosure Schedule, none of the Seller, any of its subsidiaries or the Seller's or its subsidiaries' directors, officers or employees is required to be registered, licensed or authorized as an investment adviser, a broker, dealer, an insurance agency or company, a commodity trading adviser, a commodity pool operator, a futures commission merchant, an introducing broker, a registered representative or associated person, investment adviser, representative or solicitor, a counseling officer, an insurance agent, a sales person or in any similar capacity with a Governmental Authority.


         4.31 Intellectual Property.  Except as set forth on Section 4.31 of the
              ---------------------
Seller Disclosure Schedule, the Seller and each subsidiary of the Seller owns or possesses valid and binding licenses and other rights to use without payment of any material amount all material patents, copyrights, trade secrets, trade names, service marks and trademarks used in its businesses ("Seller Intellectual
                                                             -------------------
Property  Assets"),  and  none  of the  Seller  or any of its  subsidiaries  has
----------------
received any notice of conflict with respect thereto.

         4.32  Disclosure.  No  representation  or  warranty  contained  in this
               ----------
Agreement, and no statement contained in any certificate, list or other writing, including but not necessarily limited to the Seller Disclosure Schedule, specifically required to be furnished to the Buyer pursuant to the provisions hereof, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein not misleading.

             ARTICLE V - COVENANTS RELATING TO CONDUCT OF BUSINESS

         5.1  Conduct of  Businesses  Prior to the  Effective  Time.  During the
              -----------------------------------------------------
period from the date of this Agreement to the Effective Time, except as expressly contemplated or permitted by this Agreement, and except as set forth in Section 5.1 of the Seller Disclosure Schedule, the Seller shall, and shall cause each of its subsidiaries to: (a) conduct its business in the usual, regular and ordinary course consistent with past practice, (b) use reasonable best efforts to maintain and preserve intact its business organization, employees and advantageous business relationships and retain the services of its officers and key employees, including without limitation, as set forth in
Schedule 5.1 of the Seller  Disclosure  Schedule;  provided,  that if the Merger
                                                   ---------------
shall not be consummated, the Buyer shall reimburse the Seller for the cost of any retention bonuses paid to or earned by the employees prior thereto pursuant to such program, and (c) take no action which would materially adversely affect or materially delay the ability of the Seller to obtain any necessary approvals of any Governmental Authority required for the transactions contemplated hereby or to perform its covenants and agreements under this Agreement.

         5.2  Seller  Forbearances.  During  the  period  from  the date of this
              --------------------
Agreement to the Effective Time, except as set forth on Section 5.2 of the Seller Disclosure Schedule and, except as expressly contemplated or permitted by this Agreement or as required by applicable law or regulation (and the Buyer acknowledges that any action taken by the Seller or any of its subsidiaries prior to the Effective Time which is expressly permitted or required by this

Agreement or as required by applicable law or regulation shall not be deemed a breach of any representation, warranty, agreement or covenant herein), the Seller shall not, and the Seller shall not permit any of its subsidiaries to, without the prior written consent of the Buyer, which, except for Section 5.2(b) hereof, consent shall not be unreasonably withheld or delayed:

                (a) other than in the ordinary course of business consistent with past practice, issue any debt securities or otherwise incur any indebtedness for borrowed money (other than short-term indebtedness incurred to refinance short-term indebtedness and indebtedness of the Seller or any of its subsidiaries to the Seller or any of its subsidiaries; it being understood and agreed that incurrence of indebtedness in the ordinary course of business shall include, without limitation, the creation of deposit liabilities, Federal Home Loan Bank borrowings, purchases of federal funds, sales of certificates of deposit and entering into repurchase agreements), assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, or make any loans, advances or renewals thereof in excess of $500,000;

                (b) adjust, split, combine or reclassify any shares of its capital stock or issue any other securities in respect of, in lieu of, or in substitution for shares of its capital stock, make, declare or pay any dividend or make any other distribution on, whether payable in cash, stock, property or otherwise, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, or grant any stock appreciation rights, restricted stock, bonus stock or grant any individual, corporation or other entity any right to acquire any shares or its capital stock (except (i) Seller may acquire Trust Account Shares or DPC Shares in the ordinary course of business, consistent with past practice, (ii) Seller shall be entitled to pay a cash dividend of not more than $0.10 per share of Seller Common Stock as declared on September 17, 2003 for the fiscal quarter ended September 30, 2003 to be paid on October 15, 2003; (iii) in the event that the Closing has not occurred on or prior to January 14, 2004, the Seller shall be entitled to declare and pay one additional dividend prior to the Effective Time to holders of record of Seller Common Stock in an amount equal to $0.10 per share for the calendar quarter ended December 31, 2003; and (iv) dividends paid by any of the wholly owned subsidiaries of the Seller to the Seller or any of its wholly-owned subsidiaries); or issue, sell pledge or encumber any additional shares of capital stock or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest, except up to a maximum of 694,235 shares of Seller Common Stock pursuant to the exercise of stock options or warrants outstanding as of the date of this Agreement (provided, however, that nothing in this Section 5.2 shall be deemed to prohibit or restrict Seller from taking any action with respect to the Rights Plan that is consistent with Section 4.26 of this Agreement);

                (c) sell, transfer, mortgage, encumber or otherwise dispose of any of its properties or assets to any individual, corporation or other entity other than a direct or indirect wholly-owned subsidiary, or cancel, release or assign any indebtedness to any such person or any claims held by any such person, except in each case contemplated by this clause (c) in the ordinary course of business consistent with past practice or pursuant to contracts or agreements in force at the date of this Agreement;

                (d) except for transactions in the ordinary course of business consistent with past practice, make any material investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation or other entity other than a wholly owned subsidiary thereof, or commitment to make such an investment, and, in any event regardless of whether consistent with past practice, make any such investment or commitment to make such an investment which is in excess of $300,000; provided, however, that the terms of this
                                    ------------------
Section 5.2(d) shall not apply to the Seller's investment securities portfolio or gap position, each of which is expressly covered by Section 5.2(j) hereof;

                (e) increase or decrease its equity ownership position in any corporation or other entity in which Seller holds, as of the date of this Agreement five percent (5%) or greater of any class of voting securities;

                (f) except for transactions in the ordinary course of business consistent with past practice, enter into, terminate or renew any material contract or agreement, or make any change in any Seller Contract or in its other material contracts;

                (g) (i) adopt, amend, renew or terminate any plan or any agreement, arrangement or plan between the Seller or any of its subsidiaries and one or more of its current or former directors, officers or employees; (ii) enter into, modify or renew any employment, severance or other agreement with any director, officer or employee of the Seller or any of its subsidiaries;
(iii) establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund policy or arrangement providing for any benefit to any director, officer or employee; (iv) pay any bonus to any of its officers or employees other than a bonus earned for the year ending December 31, 2003 which shall have been fully accrued on the Seller's balance sheet and in accordance with the pre-determined performance targets; or (v) increase in any manner the compensation or fringe benefits of any of its employees or pay any pension or retirement allowance not required by any existing plan or agreement to any such employees or become a party to, amend or commit itself to any pension, retirement, profit-sharing or welfare benefit plan or agreement or employment agreement with or for the benefit of any employee, in all cases contemplated by clauses (i), (ii), (iii), (iv) or (v), other than (A) in the ordinary course of business consistent with past practice; or (B) as may be required by applicable law, including as a condition of continued tax qualifications; provided,
                                                                       ---------
however,  that the Seller  shall be  permitted  to make the  retention  payments
--------
contemplated by Section 5.1 and the payments set forth on Section 6.5(d) of the Seller Disclosure Schedule.

                (h) settle  any  claim,   action  or  proceeding,  except in the
ordinary course of business consistent with past practice;

                (i) amend its Articles of Incorporation or its By-Laws, or adopt any resolution granting Dissenters Rights;

                (j) other than in the ordinary course of business, restructure or materially change its investment securities portfolio or its gap position, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported;

                (k) enter into any new line of business or file any application to relocate or terminate the operations of any banking office of the Seller or any of its subsidiaries or, other than after prior consultation with Buyer, materially expand the business currently conducted by the Seller and its subsidiaries;

                (l) acquire or agree to acquire, by merging or consolidating with, or by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, Joint Venture, other business organization or any division thereof or any material amount of assets other than OREO;

                (m) incur or commit to any capital expenditures or any obligations or liabilities in connection therewith other than in the ordinary course of business consistent with past practice, and in all cases the Seller agrees to obtain the consent of the Buyer with respect to any capital expenditures that individually exceed $50,000 or cumulatively exceed $250,000;

                (n) other than with the cooperation of and in consultation with the Buyer, make or change any material Tax election, file any material amended Tax Return, enter into any material closing agreement, settle or compromise any material liability with respect to Taxes, agree to any material adjustment of any Tax attribute, file any claim for a material refund of Taxes, or consent to any extension or waiver of the limitation period applicable to any material Tax claim or assessment; provided, that, for purposes of this subparagraph (n),
                       ---------------
"material" shall mean affecting or relating to $75,000 of taxable income;

                (o) take any action with respect to accounting methods, principles or practices, other than changes required by applicable law or GAAP or regulatory accounting as concurred in by the Seller's independent accountants;

                (p) make any new or additional equity investment in real estate or commitment to make any such an investment or in any real estate development project, other than: (i) in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructurings in the ordinary course of business consistent with past practice or (ii) as required by agreements or instruments in effect as of the date hereof;

                (q) change in any material respect its loan or investment policies and procedures, except as required by regulatory authorities or by applicable law;

                (r) enter into or renew, amend or terminate, or give notice of a proposed renewal, amendment or termination of or make any commitment with respect to, (i) any lease, contract, agreement or commitment for office space, operations space or branch space, regardless of where located or to be located, to which the Seller or any of its subsidiaries is, or may be, a party or by which the Seller or any of its subsidiaries or their respective properties is bound, other than in the ordinary course and consistent with past practices; or
(ii)  regardless  of  whether
in the ordinary course or consistent with past practices, any lease, contract, agreement or commitment involving an aggregate payment by or to the Seller or any of its subsidiaries of more than $150,000 or having a term of one year or more from the date of execution;

                (s) commit any act or omission which constitutes a material breach or default by the Seller or any of its subsidiaries under any agreement with any Governmental Authority or under any material contract or material license to which any of them is a party or by which any of them or their respective properties is bound;

                (t) engage in any activity that would disqualify Rox Del Corp. from the exemption from taxation under Delaware Code Tit. 30, Section 1902(b)(8);

                (u) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger set forth in Article VII not being satisfied or in a violation of any provision of this Agreement, except, in every case, as may be required by applicable law;

                (v) foreclose on or take a deed or title to any commercial real estate without first conducting a Phase I environmental assessment of the property or foreclose on any commercial real estate if such environmental assessment identifies a recognized environmental condition which, if such foreclosure were to occur, would be material;

                (w) renew, amend or permit to expire, lapse or terminate or knowingly take any action reasonably likely to result in the creation, renewal, amendment, expiration, lapse or termination of any insurance policies referred to in Section 4.23 hereof; or

                (x) authorize or agree to, or make any commitment to, take any of the actions prohibited by this Section 5.2.

         5.3  Buyer  Forbearances.  During  the  period  from  the  date of this
              -------------------
Agreement to the Effective Time, except as expressly contemplated or permitted by this Agreement, the Buyer and its Affiliates shall not, and the Buyer shall not permit any of its subsidiaries to, without the prior written consent of the Seller, which consent shall not be unreasonably withheld or delayed:

                (a) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions of the Merger set forth in Article VII of this Agreement not being satisfied or in a violation of any provision of this Agreement;

                (b) take any action that is intended or may reasonably be expected to materially adversely affect or materially delay its ability to obtain any necessary approvals of any Governmental Authority required for the transactions contemplated hereby or to perform its covenants and agreements under this Agreement; or

                (c) agree to, or make any commitment to, take any of the actions prohibited by this Section 5.3.

         5.4 System  Conversions;  Timing.  From and after the date hereof,  the
             ----------------------------
Buyer and the Seller shall meet on a regular basis to discuss how to cooperate and plan for the conversion of the Seller's and its subsidiaries' data processing and related electronic informational systems (collectively, "Information Systems") to those used by the Buyer and its subsidiaries. This
 --------------------
planning shall include, but not be limited to, discussion of (a) Seller's third-party service provider arrangements, (b) non-renewal of personal property leases and software licenses used by the Seller or any of its subsidiaries in connection with its systems operations, (c) retention of outside consultants and additional employees to assist with the conversion, (d) outsourcing, as appropriate, of proprietary or self-provided system services and (e) actions necessary and appropriate to facilitate the conversion on the first (1st) day following the Effective Time or such other later date as determined by the Buyer in its sole discretion. Promptly following the Buyer's request, the Seller shall take, and shall cause its subsidiaries to take, all action which is reasonably necessary to facilitate the conversion either on the first (1st) day following the Effective Time or such other later date as determined by the Buyer in its sole discretion; it being understood that such actions will consist of providing information to enable the Buyer to adapt it systems to most efficiently interface with the Information Systems; provided further, however, that neither
                                         -------------------------
the Seller nor any of its subsidiaries shall be obligated to take any action pursuant to this Section 5.4 which is inconsistent with applicable banking laws and regulations nor will Seller nor any of its subsidiaries be obligated to take any action with respect to its Information Systems which cannot be promptly reversed or would unreasonably interfere with the operation of or adversely affect such Information Systems or the business of the Seller and its subsidiaries prior to the Closing. Following the receipt of all required approvals from the FDIC, the Federal Reserve Board and the Pennsylvania Commissioner in respect of the transactions contemplated hereby, Buyer may place one or more Buyer employees on site at the Seller and/or the Seller Bank to observe and facilitate actions to be taken pursuant to this Section 5.4. In the event that the Seller or any of its subsidiaries takes, at the request of the Buyer, any action relative to third parties to facilitate the conversion that results in the imposition of any reasonable out-of-pocket termination fees, expenses or charges, and the merger is not consummated for any reason, the Buyer shall indemnify the Seller and its subsidiaries for any such fees, expenses and charges, and the costs of reversing the conversion process.

         5.5 Certain Changes and  Adjustments.  Prior to the Closing,  the Buyer
             --------------------------------
and the Seller shall consult with each other concerning the Seller Bank's loan, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) and the Buyer's plans with respect to the foregoing after the Effective Time. Moreover, the Seller and the Buyer shall consult with each other concerning (i) the potential sale of certain of Seller's assets to third parties and (ii) the potential dissolution of certain of Seller's subsidiaries, any such action to be done immediately preceding, concurrently with, or promptly after, the Closing. No action taken by the Seller or the Seller Bank pursuant to this Section 5.5 or the consequences resulting there from shall be deemed to be a breach of any representation, warranty, agreement or covenant herein or constitute a Material Adverse Effect on the Seller.

         5.6 Branches. The Buyer and the Seller shall consult and cooperate with
             --------
each other concerning the alignment of the Buyer's and the Seller Bank's branches following the Effective Time, and the Seller shall, if requested by the Buyer, cooperate with the Buyer to cause the Seller Bank to prepare and file, or to assist with the preparation and filing, of applications and other notices with all appropriate Governmental Authorities that may be necessary to close or consolidate any of the Seller's branches with such filings to occur concurrently with or after the later of (x) receipt of all required approvals from the FDIC, the Federal Reserve Board and the Pennsylvania Commissioner in respect of the transactions contemplated hereby, or (y) receipt of the approval of this Agreement by the Seller's stockholders at the Seller Stockholders Meeting. Notwithstanding anything in this Agreement to the contrary, Seller shall not be obligated to make any filings pursuant to this Section 5.6 on December 26, 2003. If for any reason the Merger is not consummated in accordance with the terms of this Agreement, the Buyer shall reimburse the Seller and its subsidiaries for any fees or expenses incurred in connection with the preparation and filing of such applications at the request of the Buyer.

         5.7 Purchaser  Products and  Services.  From and after the date of this
             ---------------------------------
Agreement, the Buyer and the Seller shall consult with each other on the introduction of products and services not currently offered by the Seller Bank which the Buyer would expect to make available to customers following the Effective Time; provided, however, that nothing herein shall obligate the Seller
                -----------------
to offer any such products or services prior to the Effective Time.

         5.8 ALCO Management.  Except as otherwise required by applicable law or
             ---------------
regulation, the Seller and the Seller Bank agree to manage their assets and liabilities in accordance with Seller's asset and liability management policy as in effect on the date hereof, unless otherwise agreed by the parties. Neither the Seller nor the Seller Bank shall amend or modify such policy without the express written consent of the Buyer. The Seller and the Buyer agree to consult on investment programs to be administered by the Seller Bank.

         5.9 Deposit  Incentive Plan. The Seller agrees that it will consult and
             -----------------------
reasonably cooperate with the Buyer in the development and implementation of policies and programs to retain and grow deposits and, following the execution and delivery of this Agreement, the Seller and the Buyer will adopt and implement a deposit incentive plan for management and branch staff of the Seller and the Seller Bank ("Deposit Incentive Plan") on such terms and conditions as
                      ------------------------
may be mutually agreed upon by the Seller and the Buyer and set forth in the Deposit Incentive Plan. The Deposit Incentive Plan shall include, as may be mutually agreed upon, among other things, product structure and other initiatives designed to incentivize management and branch staff to increase the deposits held by the Seller and the Seller Bank through the period of the system conversion.

         5.10 Communications and Notices.  The Seller shall, and shall cause its
              --------------------------
subsidiaries to, consult and reasonably cooperate with the Buyer regarding communications relating to the Merger or any of the other transactions contemplated hereby and to be distributed generally to customers or employees of the Seller or any of its subsidiaries prior to the Effective Time (the "Communications"). The Seller, if requested by and at the sole expense of the
 --------------
Buyer, shall assist, and cause its subsidiaries to assist, with the preparation and distribution of such Communications. Notwithstanding the foregoing, with the consent of Seller (such consent not to be unreasonably withheld) and following the later of (x) receipt of all required approvals from the FDIC, the Federal Reserve Board, and the Pennsylvania Commissioner in respect of the transactions contemplated hereby or (y) approval of the Agreement and Merger by the Seller Stockholders, the Buyer may distribute any such Communication to customers or employees of the Seller. Nothing in this Agreement shall be deemed to limit or restrict Seller from making any announcement or disclosure required by applicable law or regulation.

                       ARTICLE VI - ADDITIONAL AGREEMENTS

         6.1 Regulatory Matters; Consents.
             ----------------------------

                (a) The Seller will take all steps necessary to duly call, give notice of, convene and hold a meeting of its stockholders (the "Seller
                                                                          ------
Stockholders  Meeting") to be held as soon as practicable,  and in no event more
---------------------
than 45 days (subject to extension with the consent of the Buyer, such consent not to be unreasonably withheld) following clearance by the SEC of the Seller Proxy Statement, for the purpose of approving this Agreement and the Merger; provided, however, that the Buyer and the Parent shall have complied with their
------------------
respective obligations under Section 6.1(d) of this Agreement.

                (b) The Seller's Board of Directors has declared this Agreement advisable and has adopted a resolution recommending approval and adoption of this Agreement and the Merger by the Seller's stockholders, and except as provided in Section 6.2 hereof, the Board of Directors of the Seller shall at all times recommend approval and adoption of this Agreement and the Merger by the Seller's stockholders.

                (c) As soon as practicable after the date hereof, and in any event within twenty-five (25) days after the date of this Agreement (assuming commercially reasonable efforts by the Buyer and the Parent to cooperate and compliance by Buyer with Sections 6.1(c), 6.1(d) and 6.1(e) of this Agreement), the Seller shall prepare and file the Seller Proxy Statement with the SEC and shall use its reasonable best efforts to have the Seller Proxy Statement cleared by the SEC as soon as practicable thereafter. The Buyer and the Seller shall cooperate with each other in the preparation of the Seller Proxy Statement and the Seller shall notify the Buyer promptly of the receipt of any comments of the SEC with respect to the Seller Proxy Statement and of any requests by the SEC for any amendment or supplement thereto or for additional information and shall provide to the Buyer promptly copies of all correspondence between the Seller or any representative of the Seller and the SEC. The Seller shall give the Buyer and its counsel the opportunity to review and comment upon the Seller Proxy Statement prior to its being filed with the SEC and shall give the Buyer and its counsel the opportunity to review and comment upon all amendments and supplements to the Seller Proxy Statement and all written responses to requests for additional information and written replies to comments prior to their being filed with, or sent to, the SEC. Each of the Buyer and the Seller agrees to use its reasonable best efforts, after consultation with the other party hereto, to respond promptly to all such comments of and requests by the SEC and to cause the Seller Proxy Statement and all required amendments and supplements thereto to be mailed to the holders of Seller Common Stock entitled to vote at the Seller Stockholders Meeting referred to in Section 6.1(a) hereof at the earliest practicable time following clearance of the Seller Proxy Statement by the SEC (but in no event later than two (2) weeks after clearance by the SEC).

                (d) As soon as practicable after the date hereof, and (assuming commercially reasonable efforts by the Seller to cooperate, including, without limitation, compliance by the Seller with Section 6.1(c) of this Agreement) in any event within thirty (30) days after the date of this Agreement, the Buyer shall prepare and file such applications with Federal Reserve Board, the Pennsylvania Department of Banking and/or the FDIC as may be required for approval of the Merger and Buyer shall use its reasonable efforts to have such applications approved by the Federal Reserve Board, the Pennsylvania Department of Banking and/or the FDIC, as the case may be. The parties hereto shall cooperate with each other and use their reasonable best efforts to promptly prepare and file any other necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Authorities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including, without limitation, the Merger), and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such Governmental Authorities. The Buyer and the Seller shall have the right to review in advance, and, to the extent practicable, each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to the Buyer or the Seller, as the case may be, and any of their respective subsidiaries, which appear in any filing made with, or written materials submitted to, any third party or any Governmental Authority in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein.

                (e) The Buyer and the Seller shall, upon request, furnish each other with all information concerning themselves, their subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the preparation of the Seller Proxy Statement or any other statement, filing, notice or application made by or on behalf of any Affiliate of the Buyer, the Buyer or the Seller or any of their respective subsidiaries to any Governmental Authority in connection with the Merger and the other transactions contemplated by this Agreement.

                (f) The Buyer and the Seller shall promptly advise each other upon receiving (and the Buyer shall so advise with respect to communications received by any Affiliate of the Buyer) any communication from any Governmental Authority or third party whose consent or approval is required for consummation of the transactions contemplated by this Agreement that causes such party to believe that there is a reasonable likelihood that any Requisite Regulatory Approval or third party consent will not be obtained or that the receipt of any such approval will be materially delayed.

         6.2 No  Solicitation.  The Seller agrees that,  during the term of this
             ----------------
Agreement, it shall not, and shall not authorize or permit any of its subsidiaries or any of its or its subsidiaries' directors, officers, employees, agents or representatives (collectively, its "Agents") to, directly or
                                                     ------
indirectly, solicit, initiate, knowingly encourage, take any action to facilitate, or furnish or disclose nonpublic information in furtherance of, any inquiries or the making of any offer or proposal regarding any Acquisition Transaction, or participate in any discussions or negotiations with, or provide any information to, any Person (other than the Buyer and its Affiliates or representatives) concerning any Acquisition Transaction or enter into any definitive agreement, arrangement or understanding for any Acquisition Transaction or requiring it to abandon, terminate or fail to consummate the Merger or any other transactions contemplated by this Agreement; provided, that
                                                                  --------------
the Seller or its Agents may furnish or cause to be furnished information to, and negotiate or otherwise engage in discussions with, any individual or entity (or its representatives) that delivers a bona fide written proposal for an Acquisition Transaction that was not solicited, encouraged or facilitated by the Seller or any of its Agents after the date of this Agreement and prior to the Seller Stockholders Meeting if and so long as (a) the Board of Directors of the Seller determines (i) in good faith by a majority vote, after consultation with its outside legal counsel, that failing to take such action would be inconsistent with its fiduciary duties under applicable laws and (ii) that such a proposal is or would be reasonably likely to result in a Superior Proposal and
(b) prior to furnishing any information to such individual or entity, Seller shall enter into a confidentiality agreement with such individual or entity that is no less restrictive, in any material respect, than the Confidentiality Agreement dated as of August 21, 2003 by and between Parent and Seller ("Confidentiality Agreement"), and Seller shall enforce, and shall not waive any
  -------------------------
of the provisions of any such confidentiality agreement. The Board of Directors of the Seller shall be permitted to withdraw, modify or change in a manner adverse to the Buyer its recommendation to the Seller's stockholders required under Section 6.1(b) hereof with respect to an unsolicited bona fide written Acquisition Transaction if, but only if, (aa) after consultation with the Seller's outside legal counsel, the Board of Directors of the Seller determines in good faith by a majority vote that failing to take such action would be inconsistent with its fiduciary duties under applicable law; (bb) the Board of Directors of the Seller has determined in good faith by a majority vote that the Acquisition Transaction is a Superior Proposal; (cc) the Board of Directors of the Seller has given the Buyer five (5) business days' prior written notice of its intention to withdraw, modify or change in a manner adverse to the Buyer its recommendation to the Seller's stockholders required under Section 6.1(b) hereof; (dd) the Seller's Board of Directors has considered any changes to the Merger Consideration and to this Agreement (if any) proposed by the Buyer; (ee) the Seller's Board of Directors has determined in good faith by a majority vote, after consultation with the Seller's outside legal counsel and after consultation with a financial advisor of nationally recognized reputation, that such unsolicited proposal remains a Superior Proposal even after the changes proposed by Buyer; and (ff) the Seller has complied in all material respects with this Section 6.2 (provided, that the foregoing shall in no way limit or
                        ---------------
otherwise affect Buyer's right to terminate this Agreement pursuant to Section 8.1(f) hereof). Any such withdrawal, modification or change of the recommendation of the Board of Directors of the Seller shall not change the approval of the Board of Directors of the Seller for purposes of causing any state takeover statute or other state law to be inapplicable to the transactions contemplated by this Agreement, including the Merger or the transactions contemplated by this Agreement.

Seller immediately will cease, and shall cause its Agents and subsidiaries and its subsidiaries' Agents to cease, all existing activities, discussions and negotiations with any individual or entity conducted heretofore with respect to any proposal for an Acquisition Transaction and request the return or destruction of all confidential information regarding Seller or its subsidiaries provided to any such individual or entity prior to the date of this Agreement pursuant to the terms of any confidentiality agreements and the Seller shall enforce, and shall not waive, any of the provisions of any such confidentiality agreement.

From and after the execution of this Agreement, Seller shall advise Buyer within the Notice Period of the receipt, directly or indirectly, of any inquiries, discussions, negotiations, or proposals relating to an Acquisition Transaction (including a summary of material and significant terms and conditions thereof and the identity of the other individual or entity or individuals or entities involved), or its receipt of any request for information from the Federal Reserve Board, the OTS, the DOJ, or any other Governmental Authority with respect to an Acquisition Transaction, and promptly furnish to Buyer a copy of any such request for information or written proposal in addition to a copy of any information provided to or by any third party relating thereto. In addition, Seller shall promptly advise Buyer, in writing, if the Board of Directors of the Seller shall make any determination as to any Acquisition Transaction as contemplated by the proviso to the first sentence of this Section 6.2. Nothing contained in this Section 6.2 shall prohibit Seller from, at any time, taking and disclosing to the Seller's stockholders a position contemplated by Rule 14d-9 or Rule 14e-2 under the Exchange Act or making any disclosure required by Rule 14a-9 under the Exchange Act so long as the requirements set forth in this
Section  6.2 are  satisfied.  For the  purposes  of  this  Agreement,  "Superior
                                                                        --------
Proposal" shall mean any bona fide Acquisition Transaction on terms the Board of
--------
Directors of the Seller determines in its good faith judgment taking into account the advice of a financial advisor of nationally recognized reputation (taking into account all the terms and conditions of the Acquisition Transaction, including any break-up fees, expense reimbursement provisions and conditions to consummation (including, without limitation, any financing conditions), the likelihood and anticipated timing of consummation and all legal, financial, regulatory and other aspects of the proposal and the individual or entity making the proposal) are in the aggregate more favorable from a financial point of view to the Seller's stockholders than the Merger Consideration, this Agreement and the Merger taken as a whole. For purposes of this Agreement, "Acquisition Transaction" means any offer or proposal for, or
                  ------------------------
any indication of interest in (a) a merger, tender offer, recapitalization, or consolidation, or any similar transaction, involving the Seller or Seller Bank,
(b) a purchase, lease or other acquisition or assumption of all or a substantial portion of the assets or deposits of the Seller or all or substantially all of the assets or deposits of Seller Bank, (c) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of beneficial ownership (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the Exchange Act, and the rules and regulations thereunder) of securities representing fifteen percent (15%) or more of the voting power of the Seller or Seller Bank, or (d) any substantially similar transaction (but in any event not including transactions contemplated by this Agreement). For purposes of this Agreement, the term "Notice Period" shall mean (i) with respect to written inquiries or
          --------------
proposals or other written materials, written notice as promptly as practicable and in no event later than twenty-four (24) hours after receipt thereof and (ii) with respect to oral inquires, discussions, negotiations, or proposals, oral notice as promptly as practicable and in no event later than twenty-four (24) hours after receipt thereof, followed by written notice in no event later than one (1) business day after receipt of such oral inquires, discussions, negotiations, or proposals. Nothing in this Section 6.2 shall affect Seller's obligation to hold the Seller Stockholders Meeting in accordance with Section 6.1 hereof.

         6.3 Access to Information.
             ---------------------

                (a) Upon reasonable notice and subject to applicable laws relating to the exchange of information, each of the Buyer and the Seller, for the purposes of verifying the representations and warranties of the other and relating to the Merger and the other matters contemplated by this Agreement, shall, and shall cause each of their respective subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives of the other party, access, during normal business hours during the period prior to the Effective Time, to all of its properties, books, contracts, commitments and records, and, during such period, each of the Buyer and the Seller shall, and shall cause their respective subsidiaries to, make available to the other party
(i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws or federal or state banking laws (other than reports or documents which the Buyer or the Seller, as the case may be, is not permitted to disclose under applicable law) and (ii) all other information concerning its business, properties and personnel as such party may reasonably request; provided, however, that each of the parties hereby acknowledges and agrees that
------------------
any such access or provision of information shall be scheduled and managed so as not to unreasonably interfere with or disrupt the business or operations of the party providing access or information. Subject to the proviso in the preceding sentence, the Seller also shall provide the Buyer with reasonable access to the Seller's officers, employees and agents and with copies of all periodic reports to the Seller's senior management, provided, however, that in addition to the
                                    ------------------
following sentence, with respect to any Loan Property, Buyer may not conduct any invasive environmental testing or sampling without the consent of Seller, which consent shall not be unreasonably withheld. Neither the Buyer nor the Seller nor any of their respective subsidiaries shall be required to provide access to or to disclose information to the extent such access or disclosure would violate or prejudice the rights of the Buyer's customers or the Seller's customers, as the case may be, jeopardize the attorney-client privilege of the institution in possession or control of such information or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement.

                (b) All information furnished by any party hereto to the other or its representatives pursuant hereto shall be treated as the sole property of the party providing the information and, if the Merger shall not occur, the party being furnished such information shall return to the other party all of such written information and all documents, notes, summaries or other materials containing, reflecting or referring to, or derived from, such information. The parties hereto shall, and shall use their reasonable best efforts to cause their representatives to, keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purpose. The obligation to keep such information confidential and not to use such information shall continue for five years from the date the proposed Merger is abandoned and shall not apply to (i) any information which (x) was already in the possession of the party being furnished such information prior to the disclosure thereof by the other party, (y) was then generally known to the public, or (z) was disclosed to the party being furnished such information by a third party not bound by an obligation of confidentiality; or (ii) disclosures made as required by law. Notwithstanding the foregoing or anything herein to the contrary, any party to this Agreement (and any employee, representative or other agent of any party to this Agreement) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure; provided, however, that such disclosure
                                       ------------------
may not be made to the extent required to be kept confidential to comply with any applicable federal or state securities laws; and provided further that (to the extent not inconsistent with the foregoing) such disclosure shall be made without disclosing the names or other identifying information of any party.

                (c)  No  investigation  by  either of  the   parties   or  their
respective representatives shall affect the representations and warranties of the other set forth herein.

         6.4 Legal  Conditions to Merger.  Each of the Buyer and its Affiliates,
             ---------------------------
and the Seller shall, and the Seller shall cause its subsidiaries to, use their reasonable best efforts (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements that may be imposed on such party or its subsidiaries with respect to the Merger and, subject to the conditions set forth in Article VII hereof, to consummate the transactions contemplated by this Agreement, and (b) to obtain (and to cooperate with the other party to obtain) any material consent, authorization, order or approval of, or any exemption by, any Governmental Authority and any other third party that is required to be obtained by the Buyer or the Seller or any of their respective subsidiaries in connection with the Merger and the other transactions contemplated by this Agreement.

         6.5 Employment and Benefit Matters.
             ------------------------------

                (a) Provision of Benefits.  As  soon  as  practicable  after the
                    ---------------------
Effective Time, the Buyer agrees to provide the employees of the Seller and its subsidiaries who remain employed after the Effective Time (the "Seller
                                                                          ------
Employees") with at least the types and levels of employee  benefits  (including
---------
employee contribution levels) maintained from time to time by the Buyer or any Affiliate of the Buyer for similarly-situated employees of the Buyer. The Buyer will treat, and cause the applicable benefit plans to treat, the service of Seller Employees with Seller or any subsidiary of Seller attributable to any period before the Effective Time as service rendered to the Buyer or any Affiliate of Buyer for purposes of eligibility to participate, vesting and for other appropriate benefits including, but not limited to, applicability of minimum waiting periods for participation, but not for benefit accrual (including minimum pension amount), eligibility for early retirement and eligibility for retiree welfare benefit plans, attributable to any period before the Effective Time. Without limiting the foregoing, the Buyer shall not treat any Seller Employee as a "new" employee for purposes of any exclusions under any health or similar plan of the Buyer or any Affiliate of the Buyer for a pre-existing medical condition, and any deductibles paid under any of Seller's or its subsidiaries health plans shall be credited towards deductibles under the health plans of the Buyer or any Affiliate of the Buyer upon delivery to the

Buyer of appropriate documentation. From and after the Effective Time, directors of Seller shall no longer be eligible to participate in any benefit plans of Seller, Buyer or any of their respective Affiliates; provided, however, that such directors may continue to participate in a health plan of Seller, Buyer, or any of their respective Affiliates to the extent provided by the Consolidated Budget Reconciliation Act of 1985. The Buyer will make appropriate arrangements with its insurance carrier(s) to ensure such result.

                (b) Continuation  of  Plans.  Notwithstanding   anything  to the
                    -----------------------
contrary contained herein, and except as set forth in Section 6.5(b) of the Seller Disclosure Schedule, and except with respect to the Seller Bank ESOP, which shall be terminated as of the Effective Time as provided in Section 6.5(g) hereof and except with respect to the severance and other benefits described in
Section 6.5(c) below and the matters discussed in Section 5.1 of the Seller Disclosure Schedule, the Buyer shall have sole discretion following the Effective Time with respect to the determination as to whether or when to terminate, merge or continue any employee benefit plans and programs of the Seller; provided, however, that the Buyer shall continue to maintain the Seller
        ------------------
plans (other than stock-based or incentive plans or stock funds in retirement plans) until the Seller Employees are permitted to participate in the plans of the Buyer or any Affiliate of the Buyer. Nothing in this Agreement shall alter or limit the Buyer's obligations, if any, under ERISA, as amended by the Consolidated Omnibus Budget Reconciliation Act of 1985 and/or the Health Insurance Portability and Accountability Act of 1996 with respect to the rights of Seller Employees and their qualified beneficiaries in connection with the group health plan maintained by the Seller as of the Effective Time.

                (c) Severance Pay Plan. The  Buyer  shall  provide the severance
                    ------------------
benefits set forth in Section 6.5(c) of the Seller Disclosure Schedule ("Schedule 6.5(c)") to any Seller Employee (except those specifically excluded in Schedule 6.5(c)) on a salary continuation basis who is not otherwise covered by a specific termination, severance or change in control agreement (provided,
                                                                       --------
however, that the compensation set forth in Section 5.1 of the Seller Disclosure
-------
Schedule shall be deemed not to be such a termination, severance, or change of control agreement) and who is terminated by the Buyer or its Affiliates for reasons other than cause (which shall mean gross negligence or dereliction in the performance of such employee's duties, dishonesty or commission of a crime) in the six (6) month period immediately following the Closing Date. Payment of severance pay is conditioned on the execution by Seller Employee of a release in a form satisfactory to the Buyer and the expiration of any statutory expiration period.

                (d)  Compensation   Agreements.   The  Buyer  shall   honor,  in
                     -------------------------
accordance with these terms, all compensation agreements listed in Section 6.5(d) of the Seller Disclosure Schedule.

                (e) Parachute   Payouts.  Notwithstanding    anything   to   the
                    -------------------
contrary contained in this Agreement, in no event shall the Seller, the Buyer, the Surviving Corporation or the Surviving Bank, or any of their respective subsidiaries, take any action or make any payments that would result, either individually or in the aggregate, in the payment of a "parachute payment" within the meaning of Code Section 280G or that would result, either individually or in the aggregate, in payments that would be nondeductible pursuant to Code Section 162(m).

The Seller and the Buyer shall use commercially reasonable efforts to resolve matters relating to any of the foregoing.

                (f)  Continuation  of Employment.  No provision of this  Section
                     ---------------------------
6.5 shall create any third party beneficiary rights in any employee or former employee (including any beneficiary or dependent thereof) of the Seller in respect of continued employment (or resumed employment) with the Buyer or any of its Affiliates and no provision of this Section 6.5 shall create such rights in any such persons in respect of any benefits that may be provided, directly or indirectly, under any employee program or any plan or arrangement which may be established by the Buyer or any of its Affiliates. Subject to Section 6.5(b), no provision of this Agreement shall constitute a limitation on the rights to amend, modify or terminate after the Effective Time any such plans or arrangements of the Buyer or any of its Affiliates.

                (g) Seller  Bank  Employee  Stock  Ownership  Plan.  As  soon as
                    ----------------------------------------------
practicable following the date of this Agreement, the Seller shall cause the Seller Bank to file or cause to be filed all necessary documents with the IRS, for a determination letter for termination of the Seller Bank employee stock ownership plan (the "Seller Bank ESOP") as of the Effective Time. As of the Effective Time, the Seller Bank ESOP shall be terminated in accordance with its terms. As soon as practicable after the Effective Time and after the receipt of a favorable determination letter for termination from the IRS, the account balances in the Seller Bank employee stock ownership plan shall be distributed to participants and beneficiaries in accordance with applicable law and the terms of the Seller Bank employee stock ownership plan in effect as of the date of this Agreement; provided that the Seller or Seller Bank may amend such plan as deemed necessary to maintain compliance with applicable law or regulation or as requested by the IRS in order to obtain a favorable letter of determination. Prior to the Effective Time, contributions to, and payments on the loan of, the Seller Bank employee stock ownership plan shall be made consistent with past practices on the regularly scheduled payment dates.

               (h) Buyer and Parent acknowledge that upon the Effective Time the responsibilities and authorities of John F. McGill, Jr. shall be materially diminished and reduced for purposes of Section 9 of the employment agreement dated as of January 21, 1998 between the Seller Bank and Mr. McGill.

         6.6 Directors' and Officers' Indemnification and Insurance.
             ------------------------------------------------------

                (a) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit, proceeding or investigation in which any person who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director or officer or employee of Seller or any of its subsidiaries (the "Indemnified Parties") is, or is threatened to be, made a party based in whole
 --------------------
or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director, officer or employee of the Seller, any of the Seller's subsidiaries or any of their respective predecessors or (ii) this Agreement or any of the transactions contemplated hereby, whether in any case asserted or arising before or after the Effective Time, the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto. It is understood and agreed that after the Effective Time, the Buyer shall indemnify and hold harmless, as and to the fullest extent permitted by law, each such Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorneys' fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each
Indemnified  Party to the fullest  extent  permitted  by law upon receipt of any undertaking required by applicable law), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding or investigation, and in the event of any such threatened or actual claim, action, suit, proceeding or investigation (whether asserted of arising before or after the Effective Time), the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with the Buyer; provided,
                                                                       ---------
however,  that (w) the Buyer shall have the right to assume the defense  thereof
-------
(provided the Buyer confirms in writing to the Indemnified Party its obligations to indemnify such party to the fullest extent permitted by law and provided the Buyer is at least "adequately capitalized" as defined in the relevant corrective action regulations) and upon such assumption the Buyer or the Surviving Bank shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Party in connection with the defense thereof, except that if the Buyer elects not to assume such defense or counsel for the Indemnified Parties and reasonably advises the Indemnified Parties that there are issues which raise conflicts of interest between the Buyer and the Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with the Buyer, and the Buyer shall, to the extent consistent with the Seller's Articles of Incorporation and By-Laws, periodically advance the reasonable fees and expenses of such counsel for the Indemnified Parties, (x) the Buyer shall be obligated pursuant to this paragraph to pay for only one firm of counsel for all Indemnified Parties, unless the proposed counsel for the Indemnified Parties reasonably advises the Indemnified Parties that there are issues which raise conflicts of interest among such parties, in which case the Buyer shall pay the reasonable fees and expenses of one additional counsel to the extent necessary to avoid such conflict, (y) the Buyer shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld) and (z) the Buyer shall have no obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law. Any Indemnified Party wishing to claim Indemnification under this Section 6.6, promptly following learning of any such claim, action, suit, proceeding or investigation, shall notify the Buyer thereof, provided, that the failure to so notify shall not
                            ---------------
affect the obligations of the Buyer under this Section 6.6 except to the extent such failure to notify materially prejudices the Buyer. The Buyer's obligations under this Section 6.6 shall continue in full force and effect for a period of six (6) years from the Effective Time; provided, however, that all rights to
                                         ------------------
indemnification in respect of any claim asserted or made within such period shall continue until the final disposition of such claim.

                (b) Prior to the Effective Time, the Seller shall purchase an extended reporting period endorsement under its existing directors' and officers' liability insurance (the "D&O Insurance") coverage for the Seller's
                                      -------------
directors and officers in a form acceptable to the Seller which shall provide such directors and officers with coverage for six (6) years following the Effective Time of not less than the existing coverage under, and have other terms not materially less favorable on the whole to, the insured persons than the directors' and officers' liability insurance coverage presently maintained by the Seller. Seller agrees to reasonably cooperate in good faith with Buyer in order to obtain the lowest premium for such coverage (it being understood, however, that any such carrier will have no less than an AX Best's Rating). Buyer shall, and shall cause the Surviving Corporation to, maintain such policies in full force and effect, and continue to honor the obligations thereunder.

                (c) In  the  event the Buyer or any of its successors or assigns
(i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of the Buyer assume the obligations set forth in this section.

                (d) The provisions of this Section 6.6 are intended to be for the benefit of, and enforceable by, each Indemnified Party and his or her heirs and representatives, and nothing herein shall affect, modify or limit any indemnification rights that any Indemnified Party and his or her heirs and representatives may have under the Articles of Incorporation or By-Laws of the Seller or the equivalent documents of any of the Seller's subsidiaries, any contract or applicable law. Notwithstanding anything in this Agreement to the contrary, no amendment to the Articles of Incorporation and By-Laws (or similar organizational documents) of the Seller or any of its subsidiaries shall be effected, whether at or after the Effective Time, that amends, modifies, limits or otherwise changes in a manner adverse to the directors or officers of the Seller or its subsidiaries prior to the Effective Time, the rights of such parties to indemnification or advancement of expenses under such Articles of Incorporation and By-Laws (or similar organizational documents) or any provisions of such instruments that limit the liability of such directors or officers.

         6.7 Additional Agreements. In case at any time after the Effective Time
             ---------------------
any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation or the Surviving Bank with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger, the proper officers and directors of each party to this Agreement and their respective subsidiaries shall take all such necessary action as may be reasonably requested by, and at the sole expense of, the Buyer.

         6.8 Advice of  Changes.  The Buyer and the Seller  shall each  promptly
             ------------------
notify the other party of any change or event having a Material Adverse Effect on it or which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained herein; provided, however, that the delivery of any notice
                             ------------------
pursuant to this Section 6.8 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         6.9  Update of  Disclosure  Schedules.  From time to time  prior to the
              --------------------------------
Effective Time, the Seller will promptly supplement or amend the Seller Disclosure Schedule in writing to reflect any matter which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in the Seller Disclosure Schedule or which is necessary to correct any information in the Seller Disclosure Schedule which has been rendered inaccurate thereby. In addition, at or prior to the Effective Time, the Seller shall provide the Buyer with a written copy of the complete Seller Disclosure Schedule, marked to show any and all such supplements and amendments, and/or, if no such supplements or amendments were made to a particular Section of the Seller Disclosure Schedule, the Seller shall provide the Buyer with a certificate signed on behalf of the Seller by a duly authorized officer of the Seller to such effect. No supplement or amendment to the Seller Disclosure Schedule shall have any effect for the purpose of determining satisfaction of the conditions set forth in Section 7.2(b) hereof or compliance by the Seller with the covenants set forth in Article V hereof.

         6.10 Current Information.
              -------------------

                (a) As soon as practicable, the Seller will furnish to the Buyer copies of all such financial statements and reports as it or any of its subsidiaries shall send to its stockholders, the SEC or any other Governmental Authority, to the extent any such reports furnished to any such Governmental Authority are not confidential and except as legally prohibited thereby, and will furnish to the Buyer such additional financial data as the Buyer may reasonably request.

                (b) Promptly upon receipt thereof, the Seller will furnish to the Buyer copies of all internal control reports submitted to the Seller and its subsidiaries by independent auditors in connection with each annual, interim or special audit of the books of the Seller and its subsidiaries made by such auditors.

                (c) The Seller will promptly notify the Buyer of any material change in the normal course of business or in the operation of the properties of the Seller or any of its subsidiaries and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of material litigation involving the Seller or any of its subsidiaries, and will keep the Buyer reasonably informed of such events.

         6.11  Transition  Committee.  Immediately  upon the  execution  of this
               ---------------------
Agreement, the Seller shall designate certain of its respective employees as "Liaisons." During the period from the date of this Agreement to the Effective
 --------
Time, the Seller's Liaisons will (a) confer on a regular and continued basis with representatives of the Buyer to report on (i) the general status of the ongoing operations of the Seller and its subsidiaries, (ii) the status of, and the action proposed to be taken with respect to, those loans held by the Seller or any of its subsidiaries which, either individually or in combination with one or more other loans to the same borrower thereunder, have an aggregate outstanding principal amount of $750,000 or more and are classified or non-performing assets, (iii) the status of, and the action proposed to be taken with respect to, foreclosed property and OREO and (iv) the status of the development and implementation of a system conversion plan, which shall begin promptly after the date hereof, and (b) communicate with respect to the manner in which the business of the Seller and its subsidiaries are conducted and the disposition of certain assets after the Effective Time, the type and mix of products and services, personnel matters, branch alignment, branch closings, the granting of credit, and problem loan management, reserve adequacy and accounting. In order to facilitate the foregoing, the Seller and the Buyer shall promptly establish a transition committee which will be led by a representative of the Buyer and which will meet on a regular basis to discuss these matters and may establish sub-committees from time-to-time to pursue various issues. In addition, during the period from the date of this Agreement to the Effective Time, within two (2) business days after the Seller Bank delivers to the members of any of its credit committees applicable information and reports for the next upcoming meeting of such committee, the Seller shall provide to a representative designated by the Buyer access to the same information and reports as are provided to the Seller Bank's credit committee members with respect to new loans or renewals thereof and extensions of credit proposed to be made by the Seller Bank in excess of $750,000. The representative designated by the Buyer shall also be allowed to attend any of the Seller Bank's credit committee meetings for all loans or loan renewals and be a non-voting observer thereof. Moreover, to facilitate the transactions contemplated herein, immediately upon execution of this Agreement, the Seller will designate a Senior Vice President to assist Buyer with interim operating and conversion matters.

         6.12 Reserved.
              --------

         6.13 Organization of the Merger Sub.
              ------------------------------

                (a) Prior to the Effective Time, the Buyer will take any and all necessary action to cause (i) the Merger Sub to be organized as a Pennsylvania corporation, (ii) the Merger Sub to become a direct wholly-owned subsidiary of the Buyer, (iii) the directors and stockholders of the Merger Sub to approve the transactions contemplated by this Agreement, (iv) the Merger Sub to execute one or more counterparts to this Agreement and to deliver at least one such counterpart so executed to the Seller, whereupon the Merger Sub shall become a party to and be bound by this Agreement, and (v) the Merger Sub to take all necessary action to complete the transactions contemplated hereby subject to the terms and conditions hereof.

                (b) On and as of the date the Merger Sub becomes a party to this Agreement, the Buyer and the Merger Sub shall, jointly and severally, represent and warrant to the Seller as follows:

                        (i) The  Merger  Sub  is  a  corporation duly organized,
                    validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and all of its outstanding capital stock is owned, directly, by the Buyer. Since the date of its organization, the Merger Sub has not engaged in any activities other than in connection with or as contemplated by this Agreement;

                        (ii) The  Merger  Sub  has all necessary corporate power
                    and authority to enter into this Agreement and to carry on its obligations hereunder. The execution and delivery of this Agreement by the Merger Sub and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Merger Sub and will not (y) conflict with or violate the Articles of Incorporation or By-Laws of the Merger Sub or (z) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Merger Sub or by which any of its properties or assets is bound or affected; and

                        (iii) The  Merger  Sub  has  executed and delivered this
                    Agreement and this Agreement constitutes the legal, valid and binding obligation of the Merger Sub enforceable against the Merger Sub in accordance with its terms.

         6.14 Community  Commitments.  From and after the Effective Time,  Buyer
              ----------------------
shall  use  its  reasonable  efforts  to  continue  the  community   commitments
undertaken by the Seller Bank prior to the date hereof in the communities currently served by the Seller Bank.

         6.15 Citizens Financial Group, Inc.
              -----------------------------

                (a) The Parent agrees to cause the Buyer, its subsidiary, to perform its obligations hereunder, and the Parent and the Buyer shall be jointly and severally obligated and liable for all of the agreements and obligations of the Buyer hereunder. The Parent and the Buyer hereby acknowledge and agree that the Seller, as well as any party seeking to enforce rights under Section 6.5(d) or Section 6.6 hereof, may pursue the Parent for the payment or enforcement of any obligation or liability of the Buyer hereunder or thereunder without pursuing or exhausting remedies against the Buyer or prior notification to the Buyer and without regard to any regulatory restrictions which are applicable to the Buyer but not to the Parent.

                (b) In the event that the Parent or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consideration or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each case, to the extent necessary, proper provision shall be made so that the successors and assigns of the Parent assume the obligations set forth in this Section 6.15.

         6.16  Section 16 Matters.  Prior to the  Effective  Time,  the Board of
               ------------------
Trustees of the Buyer and the Board of Directors of the Seller, or appropriate committees of non-employee trustees or directors thereof, shall adopt (if necessary) a resolution consistent with the interpretive guidance of the SEC so that the disposition by any officer or director of the Seller or any Seller subsidiary who is a covered person of the Seller for purposes of Section 16 under the Exchange Act (together with the rules and regulations promulgated thereunder, "Section 16") of shares of Seller Common Stock or Seller stock
              -----------
options pursuant to this Agreement and the Merger shall be an exempt transaction for purposes of Section 16.

         6.17 Loan Loss Reserves.  Immediately  prior to the Effective Time, the
              ------------------
Seller shall make the  adjustment to its Loan Loss Reserve  reflected in Section
6.17 of the Seller Disclosure Schedule; provided, however, that the Seller shall
                                        -----------------
not be required to make any such increases to its reserves as would be expressly inconsistent with GAAP and all other applicable laws, rules and regulations. During the period from the date of this Agreement to the Effective Time, the Seller also shall provide the Buyer with any information regarding the Loan Loss Reserve as may be reasonably requested by Buyer.

         6.18  Consolidation of Corporate  Structure.  Immediately  prior to the
               -------------------------------------
Effective Time, the Seller shall, at the Buyer's request and subject to compliance with applicable law, cause each subsidiary of the Seller and Joint Venture designated by the Buyer prior to the

Closing Date to be liquidated, merged or divested. In the event that the Merger is not consummated, the Buyer shall indemnify the Seller for any and all costs and expenses incurred by the Seller with respect to the actions taken pursuant to this Section 6.18.

                       ARTICLE VII - CONDITIONS PRECEDENT

         7.1 Conditions to Each Party's  Obligations  To Effect the Merger.  The
             -------------------------------------------------------------
respective obligation of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

                (a) Stockholders'  Approval. This Agreement and the transactions
                    -----------------------
contemplated hereby shall have been approved by the requisite affirmative vote of the holders of shares of Seller Common Stock present and voting at the Seller Stockholders Meeting in accordance with applicable law.

                (b)  Other  Approvals.  All  regulatory  approvals  required  to
                     ----------------
consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired (all such approvals and the expiration of all such waiting periods being referred to herein as "Requisite Regulatory Approvals").

                (c)  No  Injunctions  or  Restraints;   Illegality.   No  order,
                     ---------------------------------------------
injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or any of the other transactions contemplated by this Agreement shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Authority which prohibits, materially restricts or makes illegal consummation of the Merger.

          7.2 Conditions to the Obligations of the Buyer.  The obligation of the
              ------------------------------------------
Buyer to effect the Merger is also subject to the satisfaction or waiver by the Buyer, at or prior to the Effective Time, of the following conditions:

                (a) Absence of Material  Adverse  Changes.  There shall not have
                    -------------------------------------
occurred after the date hereof any change in the business, assets, financial condition or results of operations of the Seller or any of its subsidiaries which has had, or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Seller and its subsidiaries taken as a whole.

                (b)  Representations  and Warranties.  The  representations  and
                     -------------------------------
warranties of Seller contained in this Agreement that are qualified as to materiality shall be true and correct and any such representations and warranties that are not so qualified shall be true and correct in all material respects, in each case, as of the date of this Agreement and as of the Effective Time as though made as of the Effective Time except as otherwise specifically contemplated by this

Agreement and except as to any representation or warranty which specifically relates to an earlier date. The Buyer shall have received a certificate to the foregoing effect signed by the Chairman or President and the Chief Financial Officer of the Seller.

                (c)  Performance of Obligations of the Seller.  The Seller shall
                     ----------------------------------------
have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Buyer shall have received a certificate signed on behalf of the Seller by the Chairman or President and the Chief Financial Officer to such effect.

                (d) Consents Under Agreements.  The consent,  approval or waiver
                    -------------------------
of each person (other than Requisite Regulatory Approvals contemplated in Section 7.1(b)) whose consent or approval shall be required in order to permit the lawful consummation of the Merger shall have been obtained, and none of such permits, consents, waivers, clearances, approvals and authorizations shall contain any term or condition which would materially impair the value of the Seller or the Seller Bank to the Buyer.

                (e)  Stockholder  Agreements.  On the date  hereof,  agreements,
                     -----------------------
substantially in the form attached as Exhibit I hereto, shall have been executed
                                      ---------
and delivered by each member of the Seller's Board of Directors and each senior officer of the Seller and any of its subsidiaries as set forth in Section 7.2(e) of the Seller Disclosure Schedule. Such agreements shall remain in full force and effect at the Effective Time.

         7.3 Conditions to the Obligations of the Seller. The obligation of  the
             -------------------------------------------
Seller to effect the Merger is also subject to the satisfaction or waiver by the Seller, at or prior to the Effective Time, of the following conditions:

                (a)  Representations  and Warranties.  The  representations  and
                     -------------------------------
warranties of the Buyer contained in this Agreement that are qualified as to materiality shall be true and correct, and any such representations and warranties that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Effective Time (or, if made as of a specified date, only as of such date). The Seller shall have received a certificate to the foregoing effect signed by the Chairman or President and the Chief Financial Officer of the Buyer.

                (b)  Performance of  Obligations  of the Buyer.  The Buyer shall
                     -----------------------------------------
have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Seller shall have received a certificate signed on behalf of the Buyer by the Chairman or President and the Chief Financial Officer to such effect.

                ARTICLE VIII - TERMINATION, AMENDMENT AND WAIVER

         8.1  Termination. This Agreement may be  terminated  at any time  prior
              -----------
to the Effective Time, whether before or after approval of this Agreement and the transactions contemplated hereby by the stockholders of the Seller:

                (a) by mutual consent of the Seller and the Buyer in a written instrument, if the Board of Directors of each so determines by a vote of a majority of the members of its entire Board;

                (b) by either the Board of Trustees of the Buyer or the Board of Directors of the Seller if any Governmental Authority that must grant a Requisite Regulatory Approval has denied approval of the Merger and such denial has become final and nonappealable or any Governmental Authority of competent jurisdiction shall have issued a final nonappealable order permanently enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement;

                (c) by either the Board of Trustees of the Buyer or the Board of Directors of the Seller if the Merger shall not have been consummated on or before June 1, 2004, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

                (d) by either the Board of Trustees of the Buyer or the Board of Directors of the Seller (provided, that the terminating party is not then in
                          ---------------
material breach of any representation, warranty, covenant or other agreement contained herein), in the event of a material breach by the other party of any representation, warranty, covenant or other agreement contained herein which breach is not cured within thirty (30) days after written notice thereof is given to the party committing such breach;

                (e) by either the Buyer or the Seller if the approval of the Seller's stockholders required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of such party's stockholders or at any adjournment thereof; or

                (f) by the Buyer, if the Board of Directors of the Seller shall not have publicly recommended to the stockholders of the Seller that such stockholders vote in favor of the approval of this Agreement, the Merger and the other transactions contemplated hereby; shall have withdrawn, modified or amended such recommendation in a manner materially adverse to the Buyer; or shall have breached Section 6.2 of this Agreement.

        8.2 Effect of Termination.
            ---------------------

                (a) In the event of termination of this Agreement by either the Buyer or the Seller as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, and none of the Buyer, the Seller, any of their respective subsidiaries or any of the officers or directors of any of them shall have any liability of any nature whatsoever hereunder, or in connection with the transactions contemplated hereby, except that (i) Sections 6.3(b) (Access to Information), 8.2 (Effects of Termination), 9.3 (Nonsurvival of Representations, Warranties and Agreements) and 9.4 (Expenses) and all obligations of the Buyer to indemnify or reimburse the Seller under Article V hereof and all other obligations of the parties intended to be performed after the termination of this Agreement shall survive any termination of this Agreement;

provided,  however, that,  notwithstanding  anything to the contrary herein, all
------------------
obligations of the Buyer to indemnify or reimburse the Seller under Article V hereof shall terminate in the event that this Agreement is terminated by the Buyer pursuant to Section 8.1(f) hereof; and (ii) notwithstanding anything to the contrary contained in this Agreement, neither the Buyer nor the Seller shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

                (b) If this Agreement is terminated as a result of any breach of a representation, warranty, covenant or other agreement which is caused by the willful breach of a party hereto, such party shall be liable to the other party for all out-of-pocket costs and expenses, including, without limitation, the reasonable fees and expenses of lawyers, accountants and investment bankers, incurred by such other party in connection with the entering into of this Agreement and the carrying out of any and all acts contemplated hereunder
("Expenses").  The  payment of Expenses is not an  exclusive  remedy,  but is in
  --------
addition to any other rights or remedies available to the parties hereto at law or in equity.

                (c) In the event this Agreement is terminated by:

                        (i) the Buyer pursuant to Section 8.1(f);

                        (ii) either  the  Buyer  or Seller  pursuant  to Section
                    8.1(e) in circumstances where the Board of Directors of the Seller shall not have publicly recommended to the stockholders of the Seller that such stockholders vote in favor of the approval of this Agreement, the Merger and the other transactions contemplated hereby or shall have withdrawn, modified or amended such recommendation in a manner adverse to Buyer; or

                        (iii) either  the  Buyer  or Seller  pursuant to Section
                    8.1(e) in circumstances where both (y) within twelve (12) months of such termination, the Seller shall have entered into an agreement to engage in or there has otherwise occurred an Acquisition Transaction with any person other than the Buyer or any Affiliate of the Buyer and (z) at the time of such termination or event giving rise to such termination, it shall have been publicly announced that any Person (other than the Buyer or any Affiliate of the Buyer) shall have (A) made, or disclosed an intention to make, a bona fide offer to engage in an Acquisition Transaction, or
                    (B) filed an application (or given a notice), whether in draft or final form, under the BHCA or the Change in Bank Control Act of 1978, for approval to engage in an Acquisition Transaction, then Seller shall make a single cash payment to the Buyer in the amount of Five Million Six Hundred Thousand Dollars ($5,600,000) upon such termination in the case of (i) or (ii) above or, in the case of (iii) above, upon execution of a definitive agreement related to such Acquisition Transaction. Any payment required under this Section 8.2(c) shall be payable by the Seller to the Buyer (by wire transfer of immediately available funds to an account designated by the Buyer) within two (2) business days after demand by the Buyer.

         8.3  Amendment.   Subject  to  compliance  with  applicable  law,  this
              ---------
Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with Merger by the stockholders of the Buyer and the Seller; provided, however, that after any approval of the transactions
                 ------------------
contemplated by this Agreement by the stockholders of the Seller, no amendment of this Agreement shall be made which by law requires further approval by the stockholders of the Seller without obtaining such approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         8.4  Extension;  Waiver.  At any time prior to the Effective  Time, the
              ------------------
parties hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein; provided, however,
                                                             ------------------
that after any approval of the transactions contemplated by this Agreement by the stockholders of the Seller, no extension or waiver of this Agreement or any portion thereof shall be made which by law requires further approval by the stockholders of the Seller without obtaining such approval. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppels with respect to, any subsequent or other failure.

                           ARTICLE IX - MISCELLANEOUS

         9.1 Closing. Subject to the terms and conditions of this Agreement, the
             -------
closing of the Merger  (the  "Closing")  will take place at 10:00 a.m. on a date
                              -------
and at a place to be specified by the parties, which shall be no later than five
(5) business days after the satisfaction or waiver (subject to applicable law) of the latest to occur of the conditions set forth in Article VII hereof (other than those conditions that relate to actions to be taken at Closing), unless extended by mutual agreement of the parties (the "Closing Date"); provided,
                                                     -------------     --------
however  that in no event  shall the  Closing  occur  prior to  January  1, 2004
-------
without the prior written consent of the Seller.

         9.2 Nonsurvival of Representations,  Warranties and Agreements. None of
             ----------------------------------------------------------
the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for Sections 6.5 (Employment and Benefits Matters) and
6.6 (Directors' and Officers' Indemnification and Insurance) and any other section which by its terms specifically applies in whole or in part after the Effective Time.

         9.3  Expenses.  Except as may  otherwise  be agreed to  hereunder or in
              --------
other writing by the parties, all legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

         9.4 Notices. All notices or other communications  hereunder shall be in
             -------
writing and shall be deemed given if delivered personally or mailed by prepaid registered or certified mail (return receipt requested) or by fax, cable, telegram or telex addressed as follows:

             (a) If to Buyer, to:       Citizens Bank of Pennsylvania
                                        1735 Market Street
                                        Philadelphia, PA 19103
                                        Attention: Stephen D. Steinour
                                                   Chairman and Chief
                                                   Executive Officer

             (b) If to Parent, to:      Citizens Financial Group, Inc.
                                        One Citizens Plaza
                                        Providence, RI 02903-1339
                                        Attention:  Lawrence K. Fish
                                                    Chairman, President and
                                                    Chief Executive Officer

             and to:                    Citizens Financial Group, Inc.
                                        28 State Street
                                        Boston, MA 02109
                                        Attention:  Joel J. Brickman, Esq.
                                                    Senior Vice President,
                                                    General Counsel and
                                                    Secretary
                                        Tel: (617) 725-5928
                                        Fax: (617) 725-5620

             with required copies to:   Goodwin Procter LLP
                                        One Exchange Place
                                        Boston, MA  02109
                                        Attention:  Regina M. Pisa, P.C.
                                        Tel: (617) 570-1525
                                        Fax: (617) 523-1231
                                                    Gregory J. Lyons, P.C.
                                        Tel:  (617) 570-1329
                                        Fax: (617) 523-1231

             (c) If to Seller, to:       Thistle Group Holdings, Co.
                                         6060 Ridge Avenue
                                         Philadelphia, PA 19128
                                         Attention:  John F. McGill, Jr.
                                                     President and Chief
                                                     Executive Officer
                                         Tel: (215) 483-2800
                                         Fax: (215) 483-0885


             (d) with required copies to: Malizia Spidi & Fisch, PC
                                          1100 New York Avenue, NW
                                          Suite 340 West
                                          Washington, DC 20005
                                          Attention: Richard Fisch, Esq.
                                          Tel:  (202) 434-4660
                                          Fax:  (202) 434-4661

             and to                       Dechert LLP
                                          4000 Bell Atlantic Tower
                                          1717 Arch Street
                                          Philadelphia, PA 19103
                                          Attention: G. Daniel O'Donnell, Esq.
                                                     David S. Denious, Esq.
                                          Tel:  (215) 994-4000
                                          Fax:  (215) 994-2222

or such other address as shall be furnished in writing by any party, and any such notice or communication shall be deemed to have been given as of the date so mailed or otherwise sent as provided above.

         9.5  Interpretation.  When a  reference  is made in this  Agreement  to
              --------------
Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." No provision of this Agreement shall be construed to require the Seller or the Buyer or any their respective subsidiaries or Affiliates to take any action which would violate applicable law, rule or regulation. The phrases "the date of this Agreement," "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to be September 22, 2003.

         9.6 Counterparts.  This Agreement may be executed in counterparts,  all
             ------------
of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         9.7 Entire Agreement.  This Agreement  (including the documents and the
             ----------------
instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof.

         9.8 Governing Law. This  Agreement  shall be governed by, and construed
             -------------
in accordance with, the laws of the Commonwealth of Pennsylvania, without regard to any applicable conflicts of laws principles.

         9.9 Severability.  In the event that any one or more provisions of this
             ------------
Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and the parties shall use their reasonable best efforts to substitute a valid, legal and enforceable provision which, insofar as practicable, implements the original purposes and intents of this Agreement.

         9.10 Publicity. Except as otherwise required by applicable law, neither
             ----------
the Buyer nor the Seller shall, or shall permit any of its subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the consent of the party, which consent shall not be unreasonably withheld.

         9.11 Assignment;  Reliance of Other Parties. Neither this Agreement nor
              --------------------------------------
any of the rights, interests or obligations shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise specifically provided in Sections 6.5(d) (Compensation Agreements) and 6.6 (Directors' and Officers' Indemnification and Insurance) hereof, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

         9.12 Specific  Performance.  The parties hereto agree that  irreparable
              ---------------------
damage would occur in the event that the provisions contained in this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions thereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         9.13 Alternative  Structure.  Notwithstanding  anything to the contrary
              ----------------------
contained in this Agreement, at any time prior to the Effective Time, the Buyer shall be entitled to revise the structure of the Merger and the other transactions contemplated hereby, provided, that, no such revision shall occur
                                    --------------
without the Seller's reasonable determination that each of the transactions comprising such revised structure shall not (a) subject the stockholders of Seller, Seller or any of its subsidiaries to adverse tax consequences, (b) change the amount or form of consideration to be received by the stockholders of Seller, (c) alter to the detriment of the Seller or its stockholders the benefits to be received by the Seller's stockholders hereunder, or (d) jeopardize or materially delay or impede the receipt of any required regulatory approvals relating to the consummation of the Merger. This Agreement and any related documents shall be appropriately amended in order to reflect any such revised structure.

         9.14 Business Day. For the purpose of calculating  deadlines under this
             -------------
Agreement, if the final day of a period is not a business day, the deadline for such a period shall be deemed to occur on the next business day.

         9.15 Definitions.  Except as otherwise  provided herein or as otherwise
             ------------
clearly required by the context, the following terms shall have the respective meanings indicated when used in this Agreement:

         "Acquisition  Transaction"  shall have the meaning  ascribed thereto in
          ------------------------
Section 6.2 hereof.

         "Affiliate"  shall mean,  with respect to any Person,  any other Person
          ---------
controlling, controlled by or under common control with such Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") means the possession, directly or indirectly, of power to direct or cause the direction of the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise.

         "Agents" shall have the meaning ascribed thereto in Section 6.2 hereof.
          ------

         "Agreement"  shall have the meaning  ascribed  thereto in the recitals,
          ---------
except when this term is used in Section 4.18 hereof, and when so used has the meaning ascribed to such term therein.

         "Articles of Merger" shall have the meaning ascribed thereto in Section
          ------------------
1.2 hereof.

         "Bank Common Stock" shall have the meaning  ascribed thereto in Section
          -----------------
4.2(b) hereof.

         "Bank Regulator" shall mean and include, any pertinent federal or state
          --------------
Governmental Authority charged with the supervision of banks or bank or financial holding companies or engaged in the insurance of bank deposits, including without limitation, the OTS, the FRB, the FDIC, the Pennsylvania Commissioner, the Massachusetts Commissioner, and the MBBI.

          "BHCA" shall mean the Bank Holding Company Act of 1956, as amended.
          -----

         "Buyer" shall have the meaning ascribed thereto in the recitals.
          -----

         "Certificate" shall have the meaning ascribed thereto in Section 1.4(b)
          -----------
hereof.

         "C.F.R." shall mean the Code of Federal Regulations.
          ------

         "Closing"  shall have the  meaning  ascribed  thereto  in  Section  9.1
          -------
hereof.

         "Closing Date" shall have the meaning  ascribed  thereto in Section 9.1
          ------------
hereof.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.
          ----

         "Communications"  shall have the  meaning  ascribed  thereto in Section
          --------------
5.10 hereof.

         "Company  Rights" shall mean the rights  provided for under the Company
          ---------------
Rights Agreement.

         "Company Rights Agreement" shall mean the Shareholder  Rights Agreement
          ------------------------
dated September 30, 1999 (as amended to date) between the Seller and Registrar and Transfer Company as rights agent.

         "Confidentiality  Agreement" shall have the meaning ascribed thereto in
          --------------------------
Section 6.2 hereof.

         "CRA" shall mean the Community Reinvestment Act of 1977, as amended.
          ---

         "Criticized  Assets" shall have the meaning ascribed thereto in Section
          ------------------
4.20(b) hereof.

         "D&O  Insurance"  shall have the  meaning  ascribed  thereto in Section
          --------------
6.6(b) hereof.

         "Deposit  Incentive  Plan" shall have the meaning  ascribed  thereto in
          ------------------------
Section 5.9 hereof.

         "Dissenters  Rights" shall have the meaning ascribed thereto in Section
          ------------------
4.1(c) hereof.

         "DOJ" shall mean the United States Department of Justice.
          ---

         "DPC Shares" shall have the meaning  ascribed thereto in Section 1.4(c)
          ----------
hereof.

         "Effective Time" shall have the meaning ascribed thereto in Section 1.2
          --------------
hereof.

         "Environment"  shall mean soil, land surface or subsurface strata, real
          -----------
property, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins and wetlands), groundwater's, water body sediments, drinking water supplies, sediments, ambient air (including indoor air), ambient air, plant and animal life (including fish and all other aquatic life), and any other environmental medium or natural resources.

         "Environmental  Claims"  shall mean any and all  pending or  threatened
          ---------------------
administrative or judicial actions, suits, orders, claims, liens, notices, notices of violation, complaints, requests for information, proceedings or other written communications, whether criminal or civil, pursuant to or relating to any applicable Environmental Law by any person (including without limitation, any Governmental Authority) based upon, alleging, asserting or claiming any actual or potential (a) violation of, or liability under, any Environmental Law,
(b) violation of, or liability under, any Environmental Permit, or (c) liability for the presence in or Release into the Environment of any Hazardous Materials at any Owned Property, including without limitation, any off-Site location to which Hazardous Materials or materials containing Hazardous Materials were sent for handling, storage, treatment or disposal, or have migrated, including without limitation, any investigatory costs, cleanup costs, removal costs, remedial costs, response costs, natural resource damages, property damage, personal injury, fines or penalties arising out of, based on, resulting from or related to the foregoing.

         "Environmental  Laws"  shall  mean all  applicable  federal,  state and
          -------------------
local, civil and criminal laws, regulations or legal requirements relating to pollution or protection of the Environment, natural resources or public health and safety, including without limitation, laws relating to Release of Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, Release, transport, disposal or handling of Hazardous Materials. "Environmental Laws" shall include, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C.ss.ss. 9601 et seq.), the Hazardous Materials Transportation Act (49
U.S.C.ss.ss.  180 et seq.),  the  Resource  Conservation  and  Recovery  Act (42
U.S.C.ss.ss. 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C.ss.ss. 1251 et seq.), the Clean Air Act (42 U.S.C.ss.ss. 7401 et seq.), the Toxic Substances Control Act (15 U.S.C.ss.ss. 2601 et seq.), the Oil Pollution Act (33 U.S.C.ss.ss. 2701 et seq.), the Emergency Planning and Community Right-to-Know Act (42 U.S.C.ss.ss. 11001 et seq.), the Occupational Safety and Health Act (29 U.S.C.ss.ss. 651 et seq.), and all other state laws analogous to any of the above.

         "Environmental  Permits" shall mean any federal, state or local permit,
          ----------------------
license, approval, consent or authorization required by any Governmental Authority under or in connection with any Environmental Law, and includes without limitation any and all orders, consent orders or binding agreements issued or entered into by a Governmental Authority under any applicable Environmental Law.

         "Environmental   Reports"   shall   mean   any   environmental   audit,
          -----------------------
environmental risk assessment, environmental site assessment or other investigation, whether prepared by or on behalf of the Seller or any of its subsidiaries, or otherwise in any of their possession, custody or control.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974,
          -----
as amended.

         "Exchange  Act"  shall mean the  Securities  Exchange  Act of 1934,  as
          -------------
amended.

         "Exchange Agent" shall have the meaning ascribed thereto in Section 2.1
          --------------
hereof.

         "Expenses"  shall have the meaning  ascribed  thereto in Section 8.2(b)
          --------
hereof.

         "FDIA" shall mean the Federal Deposit Insurance Act, as amended.
          ----

         "FDIC"  shall mean the Federal  Deposit  Insurance  Corporation  or any
          ----
successor thereto.

         "Federal  Reserve  Board"  shall  mean the  Board of  Governors  of the
          -----------------------
Federal Reserve System or the Federal Reserve Bank of Boston, as applicable, or any successor thereto.

         "Filed Tax Returns" shall have the meaning  ascribed thereto in Section
          -----------------
4.13(a) hereof.

         "Financial    Services    Authority"   shall   mean   the   independent
          ----------------------------------
non-governmental body that regulates the financial services industry in the United Kingdom.

         "GAAP"  shall  mean  generally  accepted   accounting   principles  and
          ----
practices in effect from time to time within the United States applied consistently throughout the period involved.

         "Governmental  Authority"  shall  mean any  United  States or  foreign,
          -----------------------
federal, state or local governmental commission, board, body, bureau, or other regulatory authority, agency, including courts and other judicial bodies, or any self-regulatory body or authority, including any instrumentality or entity designed to act for or on behalf of the foregoing.

         "Hazardous  Materials"  shall mean (a) any  petrochemical  or petroleum
          --------------------
products, oil or coal ash, radon gas, asbestos or asbestos-containing material, polychlorinated biphenyls or transformers or other equipment that contains polychlorinated biphenyls, lead-based paint, urea formaldehyde foam insulation,
(b) any chemicals, materials, substances or wastes which are defined or regulated as "hazardous substances," "hazardous materials," "hazardous constituents," "restricted hazardous materials," "extremely hazardous substances," "hazardous wastes," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "toxic air pollutants," "pollutants," "contaminants" or words of similar meaning and regulatory effect, including without limitation, as the foregoing may be defined under any Environmental Laws, and (c) any other chemicals, material wastes or substances, the exposure to or treatment, storage, transportation, disposal or Release of which is prohibited, limited or regulated by any Environmental Laws.

         "Indemnified  Parties"  shall  have the  meaning  ascribed  thereto  in
          --------------------
Section 6.6(a) hereof.

         "Information  Systems"  shall  have the  meaning  ascribed  thereto  in
          --------------------
Section 5.4 hereof.

         "IRS" shall mean the Internal Revenue Service.
          ---

         "Joint Venture" shall mean any corporation,  limited liability company,
          -------------
limited liability partnership, partnership, joint venture, trust, association or other entity which is not a subsidiary of the Seller, as the case may be, and in which (a) the Seller, directly or indirectly, owns or controls any shares of any class of the outstanding voting securities or other equity interests, including without limitation, an equity investment, as such term as of the date hereof is defined in the FDIC's rules and regulations regarding activities and investments of insured state banks at 12 C.F.R. ss. 362.2(g), or (b) the Seller or one of its subsidiaries is a general partner or serves in a similar capacity.

         "Liaisons"  shall have the  meaning  ascribed  thereto in Section  6.11
          --------
hereof.

         "Liens" shall have the meaning ascribed to such term in Section 4.19(a)
          -----
hereof.

         "Loan Loss Reserves" shall mean the reserves  established by the Seller
          ------------------
in accordance with its customary practices with respect to Loans as of the Closing Date.

         "Loan  Property"  shall mean any property in which the Seller or any of
          --------------
its subsidiaries holds a security interest, and, where required by the context (as a result of foreclosure), said term means the owner or operator of such property.

         "Loans" shall have the meaning ascribed to such term in Section 4.20(a)
          -----
hereof.

         "Material  Adverse  Effect" shall mean,  with respect to any Person,  a
          -------------------------
change or effect that is or is reasonably likely to be materially adverse to the business, results of operations or financial condition of such Person and its subsidiaries taken as a whole; provided, however, that "Material Adverse Effect"
                               -----------------
shall not be deemed to include the impact of (a) changes in laws and regulations or interpretations thereof by Governmental Authorities generally applicable to depository institutions and their holding companies (including, without limitation, changes in state and federal tax law, and changes in insurance deposit assessment rates and special assessments with respect thereto), (b) changes in GAAP or regulatory accounting principles generally applicable to financial institutions and their holding companies, (c) actions and omissions of the Seller or any of its subsidiaries taken with the prior written consent of the Buyer, (d) the direct effects of compliance with this Agreement on the operating performance of the parties including expenses incurred by the parties hereto in consummating the transactions contemplated by this Agreement and (e) changes in interest rates generally.

         "MBBI" shall mean the Massachusetts  Board of Bank Incorporation or any
          ----
successor thereto.

          "Merger" shall have the meaning ascribed thereto in the recitals.
          -------

         "Merger  Consideration"  shall  have the  meaning  ascribed  thereto in
          ---------------------
Section 1.4(a) hereof.

         "Merger Sub" shall have the meaning ascribed thereto in the recitals.
          ----------

         "MHPF" shall mean the  Massachusetts  Housing  Partnership  Fund or any
          ----
successor thereto.

         "MSRB" shall mean the Municipal Securities Rulemaking Board.
          ----

         "NASD" shall mean the National Association of Securities Dealers.
          ----

         "NASDAQ" shall mean the Nasdaq Stock Market, Inc.
          ------

         "Notice Period" shall have the meaning  ascribed thereto in Section 6.2
          -------------
hereof.

         "OREO" shall mean other real estate owned.
          ----

         "OTS" shall mean the Office of Thrift Supervision.
          ---

         "Owned  Property"  shall have the meaning  ascribed  thereto in Section
          ---------------
4.24(a) hereof.

         "Parent" shall have the meaning ascribed thereto in the recitals.
          ------

         "PBCL"  shall  mean  the  Pennsylvania  Business  Corporation  Law,  as
          ----
amended.

         "Pennsylvania Commissioner" shall mean the Commissioner of Banks of the
          -------------------------
Commonwealth of Pennsylvania or any successor thereto.

         "Pennsylvania  Department"  shall mean the  Department  of State of the
          ------------------------
Commonwealth of Pennsylvania.

          "Person" shall mean any individual,  corporation,  partnership,  Joint
          -------
Venture, association, trust, unincorporated organization or other legal entity, or any governmental agency or political subdivision thereof.

         "Release" shall have the meaning set forth in  Environmental  Laws, but
          -------
also shall include without limitation, any threatened Release into or through the Environment. The term "Released" shall have a corresponding meaning.

         "Remediated"  shall  mean an action of any kind to address a Release of
          ----------
Hazardous Materials or the presence of Hazardous Materials, including without limitation, any or all of the following activities to the extent they relate to or arise from the presence of a Hazardous Materials at the: (a) monitoring, investigation, assessment, treatment, cleanup, containment, removal, mitigation, response or restoration work; (b) obtaining any permits, consents, approvals or authorizations of any Governmental Authority necessary to conduct any such activity; (c) preparing and implementing any plans or studies for any such activity; (d) obtaining a written notice from a Governmental Authority with jurisdiction under Environmental Laws that no material additional work is required by such Governmental Authority; (e) the use, implementation, application, installation, operation or maintenance of removal actions, remedial technologies applied to the surface or subsurface soils, excavation and treatment or disposal of soils at an Off-Site Location, systems for long-term treatment of surface water or ground water, engineering controls or institutional controls; and (f) any other activities reasonably determined to be necessary or appropriate under Environmental Laws to address the presence or Release of Hazardous Materials.

         "Requisite  Regulatory  Approvals"  shall  have  the  meaning  ascribed
          --------------------------------
thereto in Section 7.1(b) hereof.

         "SEC" shall mean the Securities and Exchange Commission.
          ---

         "Section  16" shall have the meaning  ascribed  thereto in Section 6.16
          -----------
hereof.

         "SEC Reports"  shall have the meaning  ascribed  thereto in Section 4.9
          -----------
hereof.

         "Seller" shall have the meaning ascribed thereto in the recitals.
          ------

         "Seller  Balance  Sheet"  shall have the  meaning  ascribed  thereto in
          ----------------------
Section 4.5 hereof.

         "Seller  Bank"  shall  mean  Roxborough   Manayunk  Bank,  a  federally
          ------------
chartered savings bank and a subsidiary of the Seller.

         "Seller Bank ESOP" shall have the meaning  ascribed  thereto in Section
          ----------------
6.5(g) hereof.

         "Seller  Benefit  Plans"  shall have the  meaning  ascribed  thereto in
          ----------------------
Section 4.15(a) hereof.

         "Seller  Common  Stock"  shall  have the  meaning  ascribed  thereto in
          ---------------------
Section 1.4(a) hereof.

         "Seller  Companies"  shall have the meaning ascribed thereto in Section
          -----------------
4.13(a) hereof.

         "Seller  Contract"  shall  have the  meaning  ascribed  to such term in
          ----------------
Section 4.18(a) hereof.

         "Seller  Disclosure   Schedule"  shall  mean  the  disclosure  schedule
          -----------------------------
relating to the Seller and its subsidiaries, as applicable, delivered to Buyer together herewith.

         "Seller  Employees"  shall have the meaning ascribed thereto in Section
          -----------------
6.5(a) hereof.

         "Seller  Intellectual  Property Assets" shall have the meaning ascribed
          -------------------------------------
thereto in Section 4.32 hereof.

         "Seller Other Plans" shall have the meaning ascribed thereto in Section
          ------------------
4.15(a) hereof.

         "Seller  Pension  Plans"  shall have the  meaning  ascribed  thereto in
          ----------------------
Section 4.15(a) hereof.

         "Seller  Preferred  Stock" shall have the meaning  ascribed  thereto in
          ------------------------
Section 4.2(a) hereof.

         "Seller Proxy  Statement"  shall have the meaning  ascribed  thereto in
          -----------------------
Section 3.8 hereof.

         "Seller  Reports"  shall have the meaning  ascribed  thereto in Section
          ---------------
4.9(a) hereof.

         "Seller  Restricted Share Plan" shall have the meaning ascribed thereto
          -----------------------------
in Section 1.6(b) hereof.

         "Seller  Restricted  Shares" shall have the meaning ascribed thereto in
          --------------------------
Section 1.6(b) hereof.

         "Seller Stock Option Plans" shall have the meaning  ascribed thereto in
          -------------------------
Section 1.6(a) hereof. "Seller Stockholders Meeting" shall have the meaning ascribed thereto in Section 6.1(a) hereof.

         "Seller's  Advisor" shall have the meaning  ascribed thereto in Section
          -----------------
4.6 hereof.

         "Series A Preferred  Stock" shall have the meaning  ascribed thereto in
          -------------------------
Section 4.2(a) hereof.

         "Shares"  shall have the  meaning  ascribed  thereto in Section  1.4(a)
          ------
hereof.

         "Stockholder   Agreements"   shall  mean  those   certain   Stockholder
          ------------------------
Agreements dated as of the date hereof respectively between the Buyer and each member of the Seller's Board of Directors and each senior executive of the Seller or any of its subsidiaries set forth in Section 7.2(e) of the Seller Disclosure Schedule substantially in the form attached hereto as Exhibit I.

         "Stock  Option"  shall  have the  meaning  ascribed  thereto in Section
          -------------
1.6(a) hereof.

         "Stock Option Cash Settlement"  shall have the meaning ascribed thereto
          ----------------------------
in Section 1.6(a) hereof.

         "Stock  Option  Settlement  Acknowledgement"  shall  have  the  meaning
          ------------------------------------------
ascribed thereto in Section 1.6(a) hereof.

         "Subsidiaries"  shall mean, except as otherwise  provided in the Seller
          ------------
Disclosure Schedules, when used with reference to a party, any corporation or other organization, whether incorporated or unincorporated, of which such party or any other subsidiary of such party is a general partner (excluding partnerships the general partnership interests of which held by such party or any subsidiary of such party do not have a majority of the voting interests in such partnership), or, with respect to such corporation or other organization, at least twenty percent (20%) of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions is directly or indirectly owned or controlled by such party or by any one or more of its subsidiaries, or by such party and one or more of its subsidiaries.

         "Superior  Proposal" shall have the meaning ascribed thereto in Section
          ------------------
6.2 hereof.

         "Surviving Bank" shall mean the Buyer following the Merger.
          --------------

         "Surviving  Corporation"  shall have the  meaning  ascribed  thereto in
          ----------------------
Section 1.1 hereof.

         "Tax" shall mean any federal,  state, country, local or foreign income,
          ---
gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, intangibles, social security, unemployment, disability, payroll, license, employee or other tax or levy, of any kind whatsoever, including any interest, penalties or additions to tax in respect of the foregoing.

         "Tax  Return"  shall mean any return,  declaration,  report,  claim for
          -----------
refund, information return or other document (including any related or supporting estimates, elections, schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of any Tax or the administration of any laws, regulations or administrative requirements relating to any Tax.

         "TGH" shall mean TGH Securities, Inc.
          ---

         "Transaction  Documents"  shall mean this Agreement and the Stockholder
          ----------------------
Agreements.

         "Trust  Account  Shares"  shall have the  meaning  ascribed  thereto in
          ----------------------
Section 1.4(c) hereof.

         "USA  PATRIOT Act" shall have the meaning  ascribed  thereto in Section
          ----------------
4.17 hereof.

         "U.S.C." shall mean the United States Code.
          -----

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the Buyer, Parent and the Seller have caused this Agreement to be executed as a sealed instrument by their duly authorized officers as of the day and year first above written.


                                                           CITIZENS FINANCIAL GROUP, INC.

                                                           By:     /s/Lawrence K. Fish
                                                                   ---------------------------------------------------
                                                                   Name:      Lawrence K. Fish
                                                                   Title:     Chairman, President and Chief
                                                                              Executive Officer
Attest:

                                                           By:     /s/Michael Edwards
                                                                   ---------------------------------------------------
/s/Joel J. Brickman                                                Name:      Michael Edwards
------------------------------------------------------             Title:     Senior Vice President and Treasurer
Name:   Joel J. Brickman
Title:  Secretary

                                                           CITIZENS BANK OF PENNSYLVANIA


                                                           By:     /s/Stephen D. Steinour
                                                                   ---------------------------------------------------
                                                                   Name:      Stephen D. Steinour
                                                                   Title:     Chairman, President and Chief
                                                                              Executive Officer
Attest:

                                                           By:     /s/Michael Edwards
                                                                   ---------------------------------------------------
/s/David F. Mowrey                                                 Name:      Michael Edwards
------------------------------------------------------             Title:     Executive Vice President and Treasurer
Name:   David F. Mowrey
Title:  Vice President and Secretary








                                                           THISTLE GROUP HOLDINGS, CO.


                                                           By:     /s/John F. McGill, Jr.
                                                                   ---------------------------------------------------
Attest:                                                            Name:      John F. McGill, Jr.
                                                                   Title:     Chief Executive Officer
/s/Francis E. McGill, III
----------------------------------
Name:   Francis E. McGill, III
Title:  Secretary

